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                                                                    Exhibit 10.4

                              MANAGEMENT AGREEMENT


                                 By and Between


                          GATEWAY ECONOMIC DEVELOPMENT
                        CORPORATION OF GREATER CLEVELAND

                                       and

                           BALLPARK MANAGEMENT COMPANY








                            Dated as of July 3, 1991




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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS..............................................................................  2
     1.1               Definitions.................................................................  2
     1.2               Accounting Terms............................................................ 18

ARTICLE II CONSTRUCTION............................................................................ 19
     2.1               Operator's Involvement in Design............................................ 19
     2.2               Gateway's Construction Obligations.......................................... 19
     2.3               Concessionaire Participation................................................ 19

ARTICLE III MANAGEMENT AND OPERATION BY THE OPERATOR............................................... 19
     3.1               Grant of Management and Operation Rights.................................... 19
     3.2               Personnel................................................................... 20
     3.3               Supplies.................................................................... 20
     3.4               Contracts................................................................... 20
     3.5               Excuse...................................................................... 21

ARTICLE IV TERM.................................................................................... 21
     4.1               Term........................................................................ 21
     4.2               Completion.................................................................. 21
     4.3               Late Completion Remedies.................................................... 22
     4.4               Extension Options........................................................... 23

ARTICLE V FEES TO GATEWAY.......................................................................... 23
     5.1               Payment of Fees............................................................. 23
     5.2               Audit....................................................................... 23

ARTICLE VI PREMIUM SEATING REVENUE ACCOUNT......................................................... 24
     6.1               Premium Seating Revenue Account............................................. 24
     6.2               Application of Funds........................................................ 24

ARTICLE VII USE OF BASEBALL FACILITY; SPECIAL EVENTS............................................... 25
     7.1               Operator's Use.............................................................. 25
     7.2               Gateway's Use............................................................... 26
     7.3               Lessee's Use................................................................ 26
     7.4               Special Events.............................................................. 26

ARTICLE VIII INSURANCE AND SUBROGATION............................................................. 28
     8.1               Gateway's Insurance......................................................... 28
     8.2               Operator's Insurance........................................................ 29
     8.3               Insurance Requirements...................................................... 30
     8.4               Certificates................................................................ 30
     8.5               Waiver of Subrogation....................................................... 31

ARTICLE IX ALTERATIONS BY THE OPERATOR............................................................. 31
     9.1               Alterations and Additions by the Operator................................... 31
     9.2               Placement of Heavy Equipment................................................ 32
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ARTICLE X MAINTENANCE OF AND REPAIRS TO THE BASEBALL
                    FACILITY....................................................................... 32
     10.1              Allocation of Responsibilities.............................................. 32
     10.2              Operator's Routine Maintenance
                       Obligations................................................................. 32
     10.3              Maintenance and Repair Procedures........................................... 33
     10.4              Capital Repairs Fund........................................................ 33
     10.5              Operator Capital Repairs.................................................... 34
     10.6              Gateway Capital Repairs..................................................... 35
     10.7              Capital Repairs Procedures.................................................. 35
     10.8              Major Capital Repairs Procedure............................................. 37

ARTICLE XI CONCESSIONS............................................................................. 37
     11.1              Concession Rights........................................................... 37
     11.2              Merchandise and Services.................................................... 38
     11.3              Prices...................................................................... 38
     11.4              Assignment of Rights........................................................ 38
     11.5              Concession Revenue.......................................................... 39

ARTICLE XII SCOREBOARDS............................................................................ 39
     12.1              Duties...................................................................... 39
     12.2              Advertising................................................................. 39

ARTICLE XIII ADVERTISING........................................................................... 40
     13.1              Advertising Rights.......................................................... 40
     13.2              Other Advertising........................................................... 40
     13.3              Additional Signs............................................................ 40

ARTICLE XIV BASEBALL FACILITY SECURITY............................................................. 40
     14.1              Event Security.............................................................. 40
     14.2              Twenty-Four (24) Hour Security.............................................. 41

ARTICLE XV REAL ESTATE AND PERSONAL PROPERTY TAXES................................................. 41

ARTICLE XVI UTILITIES.............................................................................. 42

ARTICLE XVII RIGHT OF ENTRY AND INSPECTION......................................................... 42
     17.1              Operator's Right of Entry and Inspection.................................... 42
     17.2              Gateway's Right of Entry and Inspection..................................... 43

ARTICLE XVIII DEFAULT AND REMEDIES................................................................. 43
     18.1              Default by Operator......................................................... 43
     18.2              Gateway's Remedies.......................................................... 44
     18.3              Default by Gateway.......................................................... 45
     18.4              Operator's Remedies......................................................... 45
     18.5              General Provisions.......................................................... 46

ARTICLE XIX SURRENDER OF USE RIGHTS................................................................ 47
     19.1              General..................................................................... 47
     19.2              Alterations and Improvements................................................ 47
     19.3              Operator's Property......................................................... 47
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     19.4              Abandoning Premises or Personal Property.................................... 48

ARTICLE XX DAMAGE TO BASEBALL FACILITY............................................................. 48
     20.1              Property Damage............................................................. 48
     20.2              Inability to Operate........................................................ 49

ARTICLE XXI INDEMNIFICATION........................................................................ 50
     21.1              Operator Indemnification.................................................... 50
     21.2              Gateway Indemnification..................................................... 50
     21.3              Procedure Regarding Indemnification......................................... 50
     21.4              Limitation.................................................................. 51

ARTICLE XXII ASSIGNMENT............................................................................ 51
     22.1              Assignment by Operator...................................................... 51
     22.2              Assignment by Gateway....................................................... 52
     22.3              Assignees................................................................... 52

ARTICLE XXIII EMINENT DOMAIN....................................................................... 52
     23.1              Termination for Condemnation................................................ 52
     23.2              Allocation of Award......................................................... 53
     23.3              Performance of Work......................................................... 53
     23.4              Temporary Taking............................................................ 53

ARTICLE XXIV TERMINATION BY OPERATOR OR GATEWAY.................................................... 54

ARTICLE XXV CONDITIONS............................................................................. 55
     25.1              Preconditions to Operator's Obligations..................................... 55
     25.2              Premium Seating............................................................. 55
     25.3              Security Commitment......................................................... 55
     25.4              Financing Arrangements...................................................... 55
     25.5              New Lease and Management Negotiations Commitment............................ 55
     25.6              Condition to Gateway's Obligations.......................................... 56

ARTICLE XXVI REPRESENTATIONS BY OPERATOR........................................................... 56
     26.1              Valid Existence............................................................. 56
     26.2              Power; No Limitation on Ability to Perform.................................. 56
     26.3              Valid Execution............................................................. 57
     26.4              Defaults.................................................................... 57
     26.5              Compliance with Laws........................................................ 57

ARTICLE XXVII REPRESENTATIONS BY GATEWAY........................................................... 58
     27.1              Valid Existence............................................................. 58
     27.2              Power; No Limitation on Ability to Perform.................................. 58
     27.3              Valid Execution............................................................. 58
     27.4              Defaults.................................................................... 58
     27.5              Compliance with Laws........................................................ 59
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ARTICLE XXVIII MISCELLANEOUS....................................................................... 59
     28.1              Force Majeure............................................................... 59
     28.2              Amendment; Waiver........................................................... 59
     28.3              Consent..................................................................... 60
     28.4              Severability................................................................ 60
     28.5              Covenant of Quiet Enjoyment................................................. 60
     28.6              Prorations.................................................................. 60
     28.7              Terms....................................................................... 60
     28.8              Captions.................................................................... 60
     28.9              Binding Effect.............................................................. 61
     28.10             Agreement Contains All Terms................................................ 61
     28.11             Notices..................................................................... 61
     28.12             Applicable Law.............................................................. 62
     28.13             Cross References............................................................ 62
     28.14             Representatives............................................................. 62
     28.15             Effective Date.............................................................. 62
     28.16             Antidiscrimination Clause................................................... 62
     28.17             Accord and Satisfaction..................................................... 62
     28.18             Further Assurances.......................................................... 63
     28.19             Joint Promotion of Baseball................................................. 63
     28.20             Independent Contractor Relationship......................................... 63
     28.21             No Third Party Beneficiary.................................................. 63
     28.22             Conforming Amendments....................................................... 63
     28.23             Counterparts................................................................ 64

ARTICLE XXIX GATEWAY COMMON AREA EASEMENT AND
             MAINTENANCE AGREEMENT................................................................. 64

ARTICLE XXX LEGAL OPINIONS......................................................................... 64
     30.1              Operator's Legal Opinion.................................................... 64
     30.2              Gateway's Legal Opinion..................................................... 64

ARTICLE XXXI LEAGUE APPROVAL....................................................................... 64

ACKNOWLEDGMENT BY LESSEE........................................................................... 66

EXHIBITS .......................................................................................... 67
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                              MANAGEMENT AGREEMENT


                  THIS MANAGEMENT AGREEMENT (this "Agreement") is made as of this 3rd day of July, 1991, by and between GATEWAY ECONOMIC DEVELOPMENT CORPORATION OF GREATER CLEVELAND, a nonprofit corporation organized under the laws of the State of Ohio (hereinafter referred to as "Gateway"), and BALLPARK MANAGEMENT COMPANY, an Ohio corporation (hereinafter referred to as the "Operator").

                                    RECITALS:

                  A. Gateway intends to construct a baseball park with related amenities (the "Ballpark") on certain real property located in the City of Cleveland, Ohio (the "City"), for the purpose of staging home games for the Cleveland Indians professional baseball team (the "Team") and other special events, including civic and charitable events.

                  B. Gateway has issued (i) $78,664,320 Senior Lien Excise Tax Bonds, 1990 Series A and B (the "Senior Bonds"), (ii) $38,390,000 Subordinated Excise Tax Bonds (Cuyahoga County Annual Guaranty), Series 1990 (the "Subordinated Bonds"), and (iii) $31,000,000 Stadium Revenue Bonds, Series 1990 (the "Stadium Revenue Bonds," and together with the Senior Bonds and the Subordinated Bonds, collectively the "Bonds"), and has obtained other public and private funding to pay for the costs of land acquisition, demolition, design, construction, financing and other related costs incurred in connection with the development, INTER ALIA, of the Baseball Facility (as hereinafter defined).

                  C. Certain of the proceeds of the Bonds have been and will be deposited into separate escrow or trust accounts (the "Bond Escrow Accounts").

                  D. Gateway and the Lessee have previously executed a Memorandum of Intent, dated as of December 8, 1990 (the "Memorandum"), that included the program for the design and construction of the Baseball Facility as was set forth in original program requirements of October 12, 1990, whereby Gateway and the Lessee set forth their respective general understandings with respect to the design, construction, maintenance and operation of the Baseball Facility. Gateway and the Operator acknowledge that the Baseball Facility has been designed so that expansion to accommodate the playing of professional football by a National Football League Team is not precluded.

                  E. Gateway and the Lessee have executed and delivered a Lease Agreement (the "Lease Agreement"), pursuant to which Gateway shall lease to the Lessee Gateway's interest in the Ballpark Land and the Ballpark Improvements (both as hereinafter defined).



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                  F. Gateway and the Lessee have executed and delivered a Ground
Lease (the "Ground Lease"), pursuant to which Gateway shall lease to the Lessee Gateway's fee interest in the Field and the Field Improvements (both as hereinafter defined).

                  G. Gateway desires to grant to the Operator, and the Operator is desirous of accepting from Gateway, certain rights and responsibilities with respect to the Baseball Facility, all upon the terms and conditions herein set forth.

                  H. It is a condition precedent to (a) the release of the amounts deposited into the Bond Escrow Accounts, and (b) the issuance of a letter of credit by the Bank (as hereinafter defined) that Gateway and the Operator shall have executed and delivered this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties do hereby agree as follows:


                                    ARTICLE I
                                    ---------

                                   DEFINITIONS

                  1.1 DEFINITIONS. As used in this Agreement and unless otherwise expressly indicated herein, the following terms shall have the following meanings:

                  "ACTION" shall mean any demand, assertion, claim, action, or proceeding, judicial or otherwise.

                  "ADDITIONAL PARKING" shall have the meaning set forth in the Lease Agreement.

                  "AFFILIATE(S)" shall mean as to any named individual or entity: (a) any individual or entity directly or indirectly owning, controlling or holding with power to vote, fifty percent (50%) or more of the outstanding voting interests of such named entity; (b) any entity fifty percent (50%) or more of whose outstanding voting interests are, directly or indirectly, owned, controlled or held with power to vote by such named individual or entity; (c) any entity or individual directly or indirectly controlling, controlled by or under common control (using ownership of fifty percent (50%) or more of the outstanding voting interests as a test for determining control with respect to an entity) with such named individual or entity; (d) any trustee, officer, director or general partner of such named entity; or (e) if a named individual or entity is an officer, director, general partner, trustee of an entity, such entity.

                  "AGREEMENT" shall mean this Management Agreement.


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                  "AMERICAN LEAGUE" shall have the meaning set forth in
the Lease Agreement.

                  "ANNUAL CAPITAL REPAIRS FUND DEPOSIT" shall mean an amount equal to five-tenths of one percent (.5%) of the final actual costs of completing construction of and equipping the Baseball Facility in accordance with the Final Plans, or such other amount as the Bank, the Lessee and Gateway shall mutually agree to a lesser amount.

                  "ARENA" shall have the meaning set forth in the Lease
Agreement.

                  "ARENA LAND" shall have the meaning set forth in the Lease Agreement.

                  "BALLPARK" shall have the meaning set forth in Recital "A" hereof.

                  "BALLPARK EXPENSES" shall mean all expenses incurred by the Operator (or the Lessee, in the event the Lessee elects to pay any of such expenses), in connection with the management and the operation of the Baseball Facility and the performance of its duties hereunder, determined on an accrual basis in accordance with GAAP, including, but not limited to, the following:

                  (a) all operating expenses at the Baseball Facility that are the responsibility of the Operator in accordance with the terms of this Agreement;

                  (b) all salaries and benefits of personnel hired by the Operator to carry out the Operator's responsibilities hereunder to the extent such salaries and benefits are not excessive;

                  (c) all out-of-pocket expenditures and all reasonable overhead and administrative costs incurred by the Operator in connection with its responsibilities hereunder;

                  (d)      all utility costs incurred by the Operator;

                  (e) all professional fees incurred in connection with carrying out of the Operator's obligations under this Agreement;

                  (f) to the extent not covered in (b) above, all expenses incurred by the Operator for hiring and paying all personnel necessary for the staging of baseball games and any other events held at the Baseball Facility, including, but not limited to, the day-of-game personnel and a maintenance crew;


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                  (g)      all federal, state and local taxes on the Operator's
                           operations to the extent paid by the Operator, including any admission taxes payable with respect to events held at the Ballpark (other than federal and state income tax);

                  (h) all expenses incurred by the Operator in connection with operating the scoreboards and the exterior message board;

                  (i) all expenses incurred by the Operator in connection with the sale of advertising in or on the Baseball Facility, including, without limitation, scoreboard advertising, advertising in concourses and video advertising;

                  (j) all expenses incurred by the Operator in connection with obtaining or maintaining the insurance coverage described in Article VIII of this Agreement;

                  (k) all commissions, fees and any other expenditures which, consistent with GAAP, are allocable to the Operator's obligations hereunder;

                  (l)      all Ballpark club and restaurant expenses; and

                  (m)      all Premium Seating Expenses;

PROVIDED, HOWEVER, that Ballpark Expenses shall not include (i) Real and Personal Property Taxes (unless otherwise paid by the Operator or the Lessee),
(ii) costs and expenses related to Capital Repairs (unless otherwise paid by the Operator or the Lessee), (iii) insurance for the construction of the Baseball Facility (unless otherwise paid by the Operator or the Lessee), (iv) any interest expenses and any other costs or expenses payable as a result of or in connection with any financing obtained by the Operator other than financing incurred in the ordinary course of operating the Baseball Facility, (v) any expenses that have been reimbursed to the Operator, (vi) advertising and promotion costs and expenses related to Ticket sales, or (vii) costs and expenses incurred in connection with Broadcast Fees.

                  "BALLPARK IMPROVEMENTS" shall have the meaning set forth in the Lease Agreement.

                  "BALLPARK LAND" shall have the meaning set forth in the Lease Agreement.

                  "BALLPARK REVENUES" shall mean, collectively, Premium Seating Revenue and Operating Revenues.

                  "BANK" shall mean The Fuji Bank, Limited, a Japanese banking corporation, acting through its San Francisco Agency, its

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successors and assigns, or any substitute letter of credit bank under the Bond documents.

                  "BASEBALL FACILITY" shall mean, collectively, the Ballpark Land, the Field and the Improvements.

                  "BASEBALL RULES AND REGULATIONS" shall mean the following governing documents and agreements, as they may be amended from time to time:

                  (a) Constitution of the American League of Professional Baseball Clubs;

                  (b)      American League Rules and Regulations;

                  (c)      American League Division of Receipts; and

                  (d)      Major League Agreement.

                  "BEST REPORTS" shall have the meaning set forth in Subsection 8.3(a) hereof.

                  "BOND ESCROW ACCOUNTS" shall have the meaning set forth in Recital "C" hereof.

                  "BONDS" shall have the meaning set forth in Recital "B" hereof.

                  "BROADCAST FEES" shall have the meaning set forth in the Lease Agreement.

                  "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a public or bank holiday or the equivalent for banks generally under the laws of the State of Ohio.

                  "CAPITAL REPAIRS" shall mean any work that is reasonably required to be performed in and about the Baseball Facility to repair, restore or replace Components necessitated by any damage, destruction, ordinary wear and tear, defects in construction or design, or any other cause; PROVIDED, HOWEVER, that "Capital Repairs" shall not include (i) any work necessitated by Misuse,
(ii) any work related to any Component that was not included in the scope of Gateway's Work or otherwise required to be completed at Gateway's expense as provided herein or in the Lease Agreement, and (iii) Routine Maintenance. Capital Repairs shall include, but shall not be limited to:

                  (a)      repair or replacement of an HVAC compressor;

                  (b) replacement of carpeting that wears out as a result of ordinary wear and tear with carpeting of similar quality; provided such replacement shall not be

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                           required more frequently than once every four years
                           other than for defective workmanship or product;

                  (c) repair or replacement of cracked or disintegrated concrete, broken pipes or leaking roof or sections thereof;

                  (d) manufacturer-recommended replacement of scoreboard, exterior message board and field lighting bulbs, fuses and circuit breakers;

                  (e) replacement of all windows and other glass broken due to settling;

                  (f) replacement of a seat that wears out or replacement of a seat standard or the concrete into which the seat is affixed; or

                  (g) general reapplication of protective materials, such as paint or weatherproofing.

In addition to the foregoing, "Capital Repair" shall also include, but shall not be limited to, the following:

                  (a) replacing any obsolete Component with more modern replacements that will most likely be used in at least seventy-five percent (75%) of major league baseball parks within five (5) years of such obsolescence; provided, however, that the parties agree that the provisions of this subsection (a) shall not apply to the Main Scoreboard until after the end of the tenth (10th) Term Year and that in the event of a replacement of the Main Scoreboard for obsolescence only such costs shall be shared equally by the Operator and Gateway;

                  (b) changes or improvements required by television networks having contracts with the Operator, the Lessee or the American League;

                  (c) reasonable changes or improvements required of a majority of American League open-air baseball parks by the American League, the Commissioner of Baseball or Baseball Rules and Regulations;

                  (d) changes or improvements required or recommended by any insurance carrier to enable the Operator to obtain insurance coverage at commercially reasonable rates, provided that in lieu of effectuating such change or improvement, Gateway may agree, in its discretion, to pay the increased insurance premiums; or


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                  (e)      changes or improvements required by any laws,
                           ordinances, orders, rules, regulations or requirements of any governmental authority.

                  "CAPITAL REPAIRS FUND" shall have the meaning set forth in
Section 10.4 hereof.

                  "CENTRAL MARKET COMMUNITY DEVELOPMENT PLAN" shall have the meaning set forth in the Lease Agreement.

                  "CENTRAL MARKET SQUARE SITE" shall have the meaning set forth in the Lease Agreement.

                  "CITY" shall have the meaning set forth in Recital "A" hereof.

                  "CLUB SEATS" shall mean the seats to be constructed as part of the Ballpark and designated as club seats in the Final Plans.

                  "COMPLETION DATE" shall mean the date of Substantial Completion of the Improvements, unless otherwise specified herein.

                  "COMPLETION DEFAULT" shall have the meaning set forth in Subsections 4.2 and 4.3(a) hereof.

                  "COMPLETION GUARANTY ACCOUNTS" shall have the meaning set forth in the Lease Agreement.

                  "COMPONENT" shall mean any item that is incorporated into the Baseball Facility, including, but not limited to, all structural members, seats, electronic parts, scoreboards, and Ballpark equipment.

                  "CONDEMNATION" shall mean any taking of property by exercise of the power of eminent domain, whether by formal condemnation proceedings or by purchase under threat of exercise of the power of eminent domain proceedings.

                  "CONCESSIONAIRE" shall have the meaning set forth in
Section 2.3 hereof.

                  "COUNTY" shall mean Cuyahoga County, Ohio.

                  "CPI" shall mean the Consumer Price Index for the City of Cleveland, Urban Wage Earners and Clerical Workers, All Items (1982-4=100), as published by the U.S. Department of Labor, Bureau of Labor Statistics. If the manner in which the CPI is determined by the Bureau of Labor Statistics shall be substantially revised, including, without limitation, a change in the base index year, an adjustment shall be made in such revised index that would produce results reasonably equivalent to those that would have been obtained if such CPI had not been so revised. If the CPI shall

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become unavailable to the public because its publication is discontinued or otherwise, or if equivalent data are not readily available to make the adjustment referred to in the preceding sentence, then a comparable index published by an agency of the United States government that reflects changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency will be substituted therefor, or, if no such index shall be available, then a comparable index published by a major bank or other financial institution shall be used.

                  "DESIGN ARCHITECT" shall mean the architectural team for the design of the Baseball Facility which is headed by the architectural firm of Helmuth, Obata and Kasabaum.

                  "DIRECT PERSONNEL EXPENSE" shall mean with respect to any work being performed by the Operator's own employees (whether paid on an hourly basis or otherwise), the cost, determined on an hourly basis, of all wages and benefits paid to such employees.

                  "EMERGENCY REPAIR" shall mean Capital Repairs that are necessary to protect public health or safety or that, if performed promptly can, in the Operator's reasonable judgment, avoid material cost to the Operator or Gateway.

                  "EXCLUDED OCCURRENCE" shall mean any of the following:

                  (a) damage or injury occurring at or arising out of or incidental to Gateway Special Events;

                  (b) damage or injury arising out of any negligent or willfully wrongful act or omission of Gateway, its agents, employees, contractors or subcontractors, or breach of any of Gateway's obligations hereunder; and

                  (c) damage or injury arising out of defects in the design of the Baseball Facility or in the workmanship or materials employed in the construction of the Baseball Facility (but only to the extent included in Gateway's Work, or any Capital Repairs made by any party other than the Operator or its agents, employees or contractors).

                  "EXCLUSIVE USE PERIOD" shall mean each Home Date and the seventy-two (72) hours (or such greater period of time as may be necessary for preparation of the Baseball Facility for baseball play, as reasonably determined by the Lessee) prior to such Home Date and the forty-eight (48) hours after such Home Date.

                  "FEES" shall have the meaning set forth in Section 5.1 hereof.


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                  "FIELD" shall have the meaning set forth in the Lease
Agreement.

                  "FIELD IMPROVEMENTS" shall have the meaning set forth in the Lease Agreement.

                  "FINAL PLANS" shall have the meaning set forth in the Lease Agreement.

                  "FINANCING ARRANGEMENTS" shall mean all of Gateway's financing plans and arrangements related to the construction of Gateway's Work and the maintenance and operation of the Baseball Facility or the On-Site Parking.

                  "FORCE MAJEURE" shall mean acts of God, fire or other casualty, earthquake, flood, epidemic, landslide, enemy act, war, holocaust, riot, intervention by civil or military authorities of government, insurrection or other civil commotion, general unavailability of certain materials, strikes, boycotts or labor disputes beyond the control of either party hereto that cause such party to be delayed or hindered in, or prevented from, the performance of any covenant or obligation hereunder, other than one for the payment of money.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time, consistently applied.

                  "GATEWAY" shall have the meaning set forth in the initial paragraph hereof.

                  "GATEWAY CAM AGREEMENT" shall mean the Common Area Easement and Maintenance Agreement by and among Gateway, the Operator and the Lessee and dated of even date herewith, which document sets forth the respective parties' rights, duties and obligations with respect to the use, revenues, expenses, repairs and maintenance of the Gateway Common Areas.

                  "GATEWAY COMMON AREAS" shall have the meaning set forth in the Lease Agreement.

                  "GATEWAY DEFAULT" shall have the meaning set forth in
Section 18.3 hereof.

                  "GATEWAY SITE ARCHITECT" shall mean the architectural team for the site planning of the Gateway project site which consists of the architectural firm of Sasaki & Associates, Richard Fleischman Architects and such other architectural firms selected by Gateway and approved by the Operator and the Lessee.

                  "GATEWAY SPECIAL EVENT" shall mean a not-for-profit Special Event to be staged by Gateway or a Promoter which is civic or charitable in nature, including, but not limited to, Little

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League play-off games, Special Olympics, and other youth activities, and which is subject to certain approval procedures set forth in this Agreement and the Lease Agreement.

                  "GATEWAY'S REPRESENTATIVE" shall have the meaning set forth in Section 28.14 hereof.

                  "GATEWAY'S SCOREBOARD ADVERTISING SHARE" shall mean one-third (1/3) of any Net Scoreboard Advertising Revenue in excess of One Million Five Hundred Thousand Dollars ($1,500,000) for each Term Year until April 1, 1996. Thereafter the sum "$1,500,000" shall increase on April 1 of each Term Year to an amount equal to (a) $1,500,000, PLUS (b) a percentage of $1,500,000 equal to the percentage increase in the CPI for the period commencing on April 1, 1996, and ending on the day before such adjustment. Any prorations required in connection with this computation shall be based upon the length of a Season.

                  "GATEWAY'S WORK" shall have the meaning set forth in the Lease Agreement.

                  "GOVERNMENT SECURITIES" means (i) any bonds or other obligations of the United States of America which, as to principal and interest, constitute direct obligations of or are guaranteed by the United States of America for the full and timely payment thereof; (ii) any bonds, debentures, participation certificates, notes or other obligations of any agency or other corporation which has been or may hereafter be created by or pursuant to an Act of Congress of the United States as an agency or instrumentality thereof, the bonds, debentures, participation certificates, notes or other obligations of which are unconditionally guaranteed by the United States of America as to full and timely payment of the principal of and interest thereon; and (iii) any certificates or other evidences of a direct ownership interest in obligations of the character described in clauses (i) and (ii) hereof or in specific portions thereof, including, without limitation, portions consisting solely of the principal thereof or solely of the interest thereon, which certificates or other evidences are maintained in the records of the Federal Reserve and are held by a custodian, provided that Government Securities shall not include any unit investment trusts, money market mutual funds, or other mutual funds.

                  "GROUND LEASE" shall have the meaning set forth in Recital "F" hereof.

                  "HOME DATE" shall mean each of the Team's scheduled or rescheduled home playing dates during the Season at the Baseball Facility; each date on which an American League Championship Series, World Series game or other post-season game could potentially be played at the Baseball Facility (except that any such potential game shall not be deemed to be a Home Date after it is finally determined that such game will not be played at the

Baseball Facility); the date of any All-Star game scheduled at the Baseball Facility; the seven-day period immediately preceding the first game of each Season at the Baseball Facility and the date of any exhibition game, provided the Lessee has given Gateway written notice of the date for such exhibition game.

                  "IMPROVEMENTS" shall mean, collectively, the Ballpark Improvements, the Premium Seating and the Field Improvements.

                  "INDEMNIFIED PARTY" shall mean any party entitled to indemnification hereunder.

                  "INDEMNIFYING PARTY" shall mean the party required by the terms hereof to give indemnification.

                  "INITIAL CAPITAL REPAIRS FUND DEPOSIT" shall mean the first Annual Capital Repairs Fund Deposit.

                  "INTEREST RATE" shall mean the interest rate of two percent (2%) above the rate of interest per annum then charged to large corporate borrowers of the highest credit standing for short-term unsecured obligations, but in no event exceeding the maximum legal rate permitted to be charged to the Operator or Gateway, whichever is less.

                  "LEASE AGREEMENT" shall have the meaning set forth in Recital "E" hereof.

                  "LESSEE" shall mean Cleveland Indians Baseball Company Limited Partnership, an Ohio limited partnership.

                  "LESSEE DEFAULT" shall have the meaning set forth in the Lease Agreement.

                  "LESSEE MISUSE" shall mean any event which causes damage to the Baseball Facility arising out of uses by the Lessee not permitted under this Agreement, the Lease Agreement or the Ground Lease or any grossly negligent or willfully wrongful acts of the Lessee or the Lessee's patrons, licensees, concessionaires, guests and invitees.

                  "LESSEE'S OFFICE SPACE" shall have the meaning set forth in the Lease Agreement.

                  "LESSEE'S PARKING REVENUE" shall have the meaning set forth in the Lease Agreement.

                  "LUXURY TAX RECEIPTS" shall have the meaning set forth in the Lease Agreement.

                  "MAIN SCOREBOARD" shall mean the full color instant replay main scoreboard and any advertising panels located in the immediate proximity of such scoreboard as described in the Program Requirements.

                  "MAJOR CAPITAL REPAIR" shall mean any Capital Repair that renders the Baseball Facility untenantable in whole or in part by the Lessee or the Operator as determined by the Lessee or the Operator, in their reasonable discretion, or will cost in excess of $500,000 to perform.

                  "MEMORANDUM" shall have the meaning set forth in Recital "D" hereof.

                  "MISUSE" shall mean, collectively, Lessee Misuse and Operator Misuse.

                  "NET DEBT SERVICE ON STADIUM REVENUE BONDS" shall mean the debt service and other charges due and payable on the Stadium Revenue Bonds in any Term Year MINUS all interest earned on reserve funds held in accounts as required by the Stadium Revenue Bond documentation during such Term Year.

                  "NET SCOREBOARD ADVERTISING REVENUE" shall mean Scoreboard Advertising Revenue MINUS any Ballpark Expenses reasonably related or reasonably allocated to the Operator's scoreboard advertising and which are incurred by the Operator during the Term Year in question.

                  "NET SPECIAL EVENT REVENUE" shall mean Special Event Revenue MINUS any expenses reasonably related or reasonably allocated to the Operator's Special Events (other than any Gateway Special Events) and which are incurred by the Operator during the Term Year in question.

                  "OBLIGATIONS" shall mean and include any and all of either party's obligations and/or liabilities to the other party of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now or hereafter existing or arising, regardless of how such obligations or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of such party's obligations and/or liabilities under this Agreement or under any other agreement between Gateway and the Operator regardless of whether the obligation is to perform acts or refrain from taking any action.

                  "ON-SITE PARKING" shall have the meaning set forth in the Lease Agreement.

                  "OPERATING DEFICIT" shall have the meaning set forth in
Article XXIV hereof.

                  "OPERATING REVENUES" shall mean any and all revenues (whether cash or property) received in connection with the operation and management of the Baseball Facility including, but not limited to, Scoreboard Advertising Revenue, Lessee's Parking Revenue and Special Event Revenues. Operating Revenues shall also include, but shall not be limited to, all cash and other property from time to time actually received by the Operator or the Lessee, in respect of or in exchange for any of the following:

                  (a) concession sales at each event held at the Baseball Facility, including, but not limited to, concession sales in Premium Seating areas;

                  (b)      vending machines located within the Baseball
                           Facility;

                  (c) the sale at the Baseball Facility of food, beverages (including alcoholic beverages), souvenirs, novelties, written, audio or video materials (including, but not limited to, yearbooks, programs, audiotapes, videotapes, media guides and scorecards) to the extent not otherwise covered in (a) above;

                  (d) the sale of advertising of any nature in or on the Baseball Facility, including, but not limited to, scoreboard advertising, advertising on concourses and video advertising in or on the Baseball Facility;

                  (e) promotion and merchandising programs sold at the Baseball Facility;

                  (f)      catering services performed at the Baseball
                           Facility; and

                  (g)      the sale of Ballpark Club memberships;

PROVIDED, HOWEVER, that Operating Revenues shall not include (i) Premium Seating Revenue, (ii) Ticket Revenue or (iii) Broadcast
Fees.

                  "OPERATOR" shall have the meaning set forth in the initial paragraph hereof.

                  "OPERATOR MISUSE" shall mean any event which causes damage to the Baseball Facility arising out of uses by the Operator not permitted under this Agreement or any grossly negligent or willfully wrongful acts of the Operator or the Operator's patrons, licensees, concessionaires, guests or invitees.

                  "OPERATOR'S SPACE" shall mean the space to be located in the Ballpark for the Operator's office facilities and designated as the Operator's Space in the Final Plans.

                  "PAID ATTENDANCE TICKET" shall have the meaning set forth in the Lease Agreement.

                  "PERMITTED ESCROW AGENT" shall mean any one or more of the following banks: Ameritrust Company, N.A., Bank One Cleveland N.A., Central Trust Co., The Fifth Third Bank, Huntington National Bank, National City Bank, Society National Bank or the Bank.

                  "PERMITTED INVESTMENTS" shall mean (i) Government Securities,
(ii) any investment permitted by the documents for the Bonds, and (iii) investment agreements with a banking corporation that has (or its parent corporation has) an unsecured, uninsured and unguaranteed obligation rated in at least the second highest rating category of either Moody's Investors Services Inc. or Standard & Poor's Corporation (without regard to increments or intermediate ratings, e.g., pluses or minuses).

                  "PERSON" shall mean an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or any other entity, the United States, or a federal, state or political subdivision thereof or any agency or court of such state or subdivision.

                  "PREMIUM SEATING" shall mean all Private Suites and Club Seats including the Prepaid Premium Seating.

                  "PREMIUM SEATING DEPOSITARY" shall have the meaning set forth in Section 6.2 hereof.

                  "PREMIUM SEATING DEBT SERVICE CONTRIBUTIONS" shall mean the lesser of: (a) the sum of (i) the proceeds for any Term Year from the sale of a number of Private Suites, said number being seventy-six (76) minus the number of Prepaid Private Suites, and (ii) all of the proceeds of the sale of Club Seats (other than Prepaid Club Seats), in both cases applicable to such Term Year and exclusive of security deposits, (b) the Net Debt Service on the Stadium Revenue Bonds due and payable during such Term Year, or (c) $2,950,000.

                  "PREMIUM SEATING LICENSE" shall mean a license agreement, in form and substance acceptable to the Bank and the Operator (or any permitted assignee thereof), pursuant to which the Operator shall license to Persons the right to use certain of the Premium Seating described therein upon the terms and conditions set forth therein.

                  "PREMIUM SEATING REVENUE" shall mean all cash and other property from time to time actually received by the Operator in respect of or in exchange for any or all of the Premium Seating (excluding Prepaid Premium Seating) or Premium Seating Licenses (other than Ticket Revenue related thereto).

                  "PREMIUM SEATING REVENUE ACCOUNT" shall mean an escrow account established with a Permitted Escrow Agent into which all Premium Seating Revenue (excluding all Prepaid Premium Seating Revenue) shall be deposited and invested in Permitted Investments.

                  "PREPAID CLUB SEATS" shall mean those Club Seats licensed pursuant to Premium Seating Licenses for terms of ten (10) Seasons which shall provide that the license fees for such Club Seats shall be prepaid in one (1) lump sum; PROVIDED, HOWEVER, that the actual number of Prepaid Club Seats shall not exceed five hundred (500).

                  "PREPAID PREMIUM SEATING" shall mean, collectively, the Prepaid Private Suites and the Prepaid Club Seats.

                  "PREPAID PREMIUM SEATING EXPENSES" shall mean any reasonable expenses incurred by the Operator in connection with the licensing of Premium Seating, including, but not limited to, reasonable salaries and benefits of personnel whose functions are reasonably allocated to the licensing of Premium Seating, out-of-pocket expenditures, commissions, fees, marketing expenses, model suite costs and all reasonable overhead and administrative costs related thereto; PROVIDED, HOWEVER, that Prepaid Premium Seating Expenses shall not exceed, in the aggregate, One Million Dollars ($1,000,000), or such other amount as may be mutually agreed upon by Gateway, the Operator and the Bank.

                  "PREPAID PREMIUM SEATING REVENUE" shall mean the Premium Seating Revenue actually received by the Operator from the Prepaid Premium Seating on or before the Completion Date MINUS Prepaid Premium Seating Expenses.

                  "PREPAID PREMIUM SEATING REVENUE ACCOUNT" shall mean an escrow account established with a Permitted Escrow Agent into which all Prepaid Premium Seating Revenue will be deposited and invested in Permitted Investments.

                  "PREPAID PRIVATE SUITES" shall mean those Private Suites licensed pursuant to Premium Seating Licenses for terms of ten (10) Seasons which shall provide that the license fees for such Private Suites shall be prepaid in one (1) lump sum; PROVIDED, HOWEVER, that the actual number of Prepaid Private Suites shall not exceed twenty-five (25).

                  "PRIVATE SUITES" shall mean the private viewing boxes to be constructed as part of the Ballpark and designated as private suites in the Final Plans.

                  "PROGRAM REQUIREMENTS" shall have the meaning set forth in the Lease Agreement.

                  "PROJECT ARCHITECTS" shall mean, collectively, the Design Architect and the Gateway Site Architect, and "PROJECT ARCHITECT" shall mean either the Design Architect or the Gateway Site Architect, as the context may require.

                  "PROMOTER" shall have the meaning set forth in Subsection 7.4(a) hereof.

                  "PROMOTER AGREEMENT" shall have the meaning set forth in Subsection 7.4(b) hereof.

                  "PROPERTY DAMAGE" shall mean any partial or total damage or destruction of the Baseball Facility caused by fire or other occurrence and any other property damage.

                  "REAL AND PERSONAL PROPERTY TAXES" shall have the meaning set forth in Article XV hereof.

                  "REPAIR PLANS" shall have the meaning set forth in Subsection 10.8(a) hereof.

                  "REPORTING PERIOD" shall mean, from and after the date of this Agreement, each calendar quarter ending on March 31, June 30, September 30 and December 31.

                  "ROUTINE MAINTENANCE" shall mean the provision of all labor and materials which are required to (a) keep the Baseball Facility and the Components in good order and repair which is of a routine, regular and predictable nature, (b) keep the Baseball Facility clean and free of debris, and
(c) repair, maintain or replace Components which are installed by the Lessee or the Operator unless such installation was performed hereunder on behalf of Gateway in accordance with Gateway's obligations hereunder. Routine Maintenance shall not include (i) repair or replacement required as a result of ordinary wear and tear, unless otherwise expressly provided herein, or (ii) Capital Repairs. Routine Maintenance shall include, but shall not be limited to, the following:

                  (a) performing all preventive or routine maintenance that is stipulated in operating manuals for the Components as regular, periodic maintenance procedures;

                  (b) regular maintenance procedures for the HVAC system, including periodic cleaning, lubricating and changing of air filters;

                  (c) groundskeeping and maintenance of the surface of the Field, including mowing, seeding, fertilizing, marking lines, installing and removing bases and the pitcher's mound and resodding;

                  (d) changing of standard, isolated light bulbs, fuses and circuitbreakers as they burn out;

                  (e) cleaning all portions of the Baseball Facility immediately after each event (other than Gateway Special Events unless retained by Gateway to perform such services) held at the Baseball Facility;

                  (f)      touch-up painting;

                  (g) readying the playing field each Term Year for the upcoming Season, and

                  (h) the labor required to perform a Capital Repair to the extent that such labor is performed by regular, on-site personnel acting in accordance with the standard duties for which on-site personnel are regularly employed.

                  "SCOREBOARD ADVERTISING REVENUE" shall mean, for any Season, any and all cash and other property received in respect of or in exchange for advertising of any nature affixed on the Main Scoreboard or any non-fixed or non-permanent advertising displayed on the Main Scoreboard. All receipts shall be properly allocated to the Season to which the advertising is related and actual bad debts shall be allocated on a pro rata basis.

                  "SEASON" shall mean a period of time commencing with the first day of March in any calendar year and ending with the last home game (including any postseason home game) played by the Team during such calendar year at the Baseball Facility. Seasons are sometimes herein referred to by the calendar year in which they occur (e.g. "1994 Season").

                  "SENIOR BONDS" shall have the meaning set forth in Recital "B" hereof.

                  "SPECIAL EVENT" shall mean any event or period of use other than an event on a Home Date including, but not limited to, concerts, shows, trade shows, sporting events or other public exhibitions and any Gateway Special Event.

                  "SPECIAL EVENT AREAS" shall mean only the playing field, concourses, seating areas, auxiliary locker room, security and first aid rooms, day-of-game employee lockers, general elevators, trash compactors, loading docks, service tunnels, freight elevators, security observation booth and outside ticket booths (exclusive of automatic ticket dispensing machinery) and such other areas that may be designated from time to time by the Lessee.

                  "SPECIAL EVENT PERIOD" shall have the meaning set forth in Subsection 7.4(a) hereof.

                  "SPECIAL EVENT REVENUE" shall mean, for any Term Year, any and all cash and other property received in respect of or in exchange for any Special Event (other than a Gateway Special Event) including, without limitation, all revenue generated from the sale of tickets for any such Special Event. All receipts with respect to a Special Event shall be allocated properly to the Term Year in which the Special Event occurs.

                  "STADIUM REVENUE BONDS" shall have the meaning set forth in Recital "B" hereof.

                  "SUBORDINATED BONDS" shall have the meaning set forth in Recital "B" hereof.

                  "SUBSTANTIAL COMPLETION" or "SUBSTANTIALLY COMPLETED" shall have the meaning set forth in the Lease Agreement.

                  "TEAM" shall have the meaning set forth in Recital "A" hereof.

                  "TERM" shall have the meaning set forth in Section 4.1 hereof.

                  "TERM YEAR" shall mean each period of twelve (12) consecutive calendar months during the Term, with the first Term Year commencing on the first day of the November next succeeding the Completion Date and with successive Term Years commencing on successive anniversaries of the first day of the first Term Year. "Term Years" means more than one (1) Term Year. A "Partial Term Year" means if the Completion Date is a date other than November 1, then the period from the Completion Date to the first day of the first Term Year. Unless otherwise expressly provided for herein, all terms and conditions herein shall apply the same to a Partial Term Year as to a Term Year; PROVIDED, HOWEVER, that all payments and other financial obligations shall be apportioned or prorated pursuant to Section 28.6 hereof.

                  "THREE PARTY AGREEMENT" shall mean that certain Agreement Relating to Ownership, Financing, Construction and Operation of a Sports Facility and Related Economic and Redevelopment Projects, dated as of November 7, 1990, by and among the County, the City and Gateway.

                  "TICKET" shall have the meaning set forth in the Lease Agreement.

                  "TICKET REVENUE" shall have the meaning set forth in the Lease Agreement.

                  1.2 ACCOUNTING TERMS. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied.

                                   ARTICLE II
                                   ----------

                                  CONSTRUCTION

                  2.1 OPERATOR'S INVOLVEMENT IN DESIGN. The Operator shall have the same rights and obligations with respect to the design of the Gateway's Work as the Lessee has under the Lease Agreement.

                  2.2 GATEWAY'S CONSTRUCTION OBLIGATIONS. The Operator shall have no responsibility to provide or pay for any part of the construction, furnishing or the equipping of Gateway's Work. Gateway's Work shall be completed in accordance with Article IV hereof and the terms and conditions set forth in the Lease Agreement. Gateway's obligations with respect to the Operator's Space shall include supplying of all furniture, equipment and other personal property included in the Program Requirements. Gateway shall give the Operator reasonable access to the Operator's Space prior to the Completion Date, to enable the Operator to move in personal property and arrange the Operator's Space for the Operator's use.

                  2.3 CONCESSIONAIRE PARTICIPATION. In the event the Operator hires a concessionaire to handle concessions at the Baseball Facility (the "Concessionaire"), the Concessionaire shall have the right to participate in the design and construction of the concession areas to the extent neither the Lessee nor the Operator has previously approved the design pursuant to Article IV of the Lease Agreement or pursuant hereto, as the case may be.


                                   ARTICLE III
                                   -----------

                    MANAGEMENT AND OPERATION BY THE OPERATOR

                  3.1 GRANT OF MANAGEMENT AND OPERATION RIGHTS. For and in consideration of the Fees and the agreements and covenants contained in this Agreement and subject to, in all respects, the Lease Agreement, the Ground Lease and the Gateway CAM Agreement, including, but not limited to, the Lessee's rights to conduct Lessee's baseball games and related activities at the Baseball Facility, Gateway hereby grants to the Operator the sole and exclusive right and obligation to manage and operate the Baseball Facility and to market and license all Premium Seating in accordance with the terms of this Agreement and the Operator hereby agrees that it shall be obligated to manage and operate the Baseball Facility and to market and license all Premium Seating during the Term in accordance with the terms of this Agreement. Gateway will cooperate with and support all efforts in licensing the Premium Seating. The Operator shall operate and manage the Baseball Facility as a first-class, state-of-the-art, open-air

Major League baseball park and in a professional, businesslike and efficient manner, including, but not limited to, concessions. Subject only to the requirement to pay the Fees, the Operator shall be entitled to receive all Ballpark Revenues (other than Lessee's Parking Revenue which shall be paid to Lessee) and shall be obligated to pay all Ballpark Expenses.

                  3.2 PERSONNEL. The Operator shall have the sole and exclusive right and obligation to hire, discharge, promote and supervise all personnel necessary for the operation and management of the Baseball Facility and to otherwise perform the Operator's duties hereunder. Such personnel shall not be considered Gateway's employees. The Operator shall be responsible for the direct remuneration of such personnel. Such personnel may include, but shall not be limited to, gatemen, cashiers, ticket takers, ticket sellers, ushers, toilet attendants, scoreboard operators, electricians, first-aid attendants, groundskeepers and grounds crew, and maintenance personnel. The cost of all such personnel (including, without limitation, reasonable salaries, fringe benefits and bonuses) shall be considered a Ballpark Expense. Subject to the provisions of Section 7.4 hereof, the Operator shall make available, at Gateway's expense, for each Gateway Special Event, the required complement of its regular personnel, including, as needed, but not limited to, gatemen, cashiers, ticket takers, ticket sellers, ushers, toilet attendants, scoreboard operators, electricians, first-aid attendants, groundskeepers and grounds crew, concessionaires, vendors, maintenance personnel and supervisors.

                  3.3 SUPPLIES. Except as otherwise specifically set forth herein, the Operator shall provide, or cause to be provided at its expense, all supplies necessary to perform its duties hereunder; PROVIDED, HOWEVER, that (a) the Concessionaire, if any, may provide all supplies used by such Concessionaire and (b) the Lessee shall provide all supplies used by the Lessee for training and conditioning its athletes, conducting its business, and maintaining (and cleaning) the Lessee's Office Space.

                  3.4 CONTRACTS. The Operator shall have the right to enter into lawful contracts with any Persons relating to any of the duties and obligations to be performed by the Operator hereunder upon terms and conditions deemed acceptable by the Operator and the Lessee, including with affiliated Persons, provided that no such Contract shall impose any contractual liability on Gateway or the Lessee. All contracts with affiliated Persons shall be on terms and conditions comparable to similar contracts available from unrelated third Persons. Operator shall cause all such contracts to be either assignable to or terminable by any subsequent operator of the Baseball Facility, unless otherwise approved in writing by Gateway, which approval shall not be unreasonably withheld.

                  3.5 EXCUSE. Unless otherwise specified herein, the Operator shall be excused from its obligation to manage and operate the Baseball Facility as a first-class, state-of-the-art open-air Major League baseball park and in a professional, businesslike and efficient manner to the extent that the Operator shall be prevented from compliance with such standard by any (a) Force Majeure,
(b) Gateway Default, or (c) the termination of this Agreement.


                                   ARTICLE IV
                                   ----------

                                      TERM

                  4.1 TERM. The "Term" of this Agreement shall commence on the Completion Date and shall end on the earlier of (i) December 31 of the year in which the twentieth (20th) full Season following the Completion Date is concluded, or (ii) upon the retirement, defeasance or discharge (as provided in the Three Party Agreement) of all of the Bonds. Upon determination of the Completion Date, the parties shall execute a supplement to this Agreement setting forth the last day of the Term. Subject to Section 3.5 hereof, the Operator shall be obligated to perform its duties with respect to the marketing and licensing of Premium Seating as set forth herein commencing on the date hereof and continuing until this Agreement is terminated (whether by lapse of time or otherwise).

                  4.2 COMPLETION. Gateway hereby agrees that it will use its best efforts to cause the Completion Date to occur on or before February 1, 1994. On or before September 1, 1993, the Operator and Gateway shall consult with the Project Architects and contractors and make a physical inspection of the state of the completion of the construction of Improvements. Promptly thereafter, the parties hereto shall make a determination as to whether or not the Completion Date will occur on or before February 1, 1994. In making such determination, the parties shall take into account the implementation of any reasonable construction procedures and programs suggested by the Operator which would tend to expedite the completion of Gateway's Work. If the Operator and Gateway mutually determine that, or are unable to agree that, the Completion Date will not occur on or before February 1, 1994, or the Completion Date has not actually occurred by February 1, 1994, the Operator shall have no obligation to perform its duties hereunder at the Baseball Facility during the 1994 Season and a "Completion Default" shall be deemed to have occurred. In the event such a determination is made or Gateway and the Operator are unable to agree, or Substantial Completion has not occurred by February 1, 1994, Gateway shall have until February 1, 1995, to cause Substantial Completion of Gateway's Work to occur. If Substantial Completion of Gateway's Work occurs on or before February 1, 1995, such date shall be deemed the Completion Date, and the Operator shall be obligated to perform its duties hereunder at the Baseball Facility commencing on the first day of the 1995 Season. If Substantial Completion has not occurred on or before February 1,

1995, an additional "Completion Default" shall be deemed to have occurred. Gateway shall make all necessary arrangements to permit, at Operator's election, Operator to have partial occupancy of the Baseball Facility as phases of Gateway's Work are completed.

                  4.3      LATE COMPLETION REMEDIES.

                  (a) Unless Lessee shall have terminated the Lease Agreement pursuant to Section 5.3 of the Lease Agreement and otherwise subject only to Subsections 4.3(b) and (c) below, if the Completion Date has not occurred by (i) February 1, 1994, a "Completion Default" shall be deemed to have occurred and Gateway shall be liable to the Operator for the Operator's damages due to such Completion Default, and (ii) February 1, 1995, an additional "Completion Default" shall be deemed to have occurred and Gateway shall also be liable to the Operator for any additional damages due to such subsequent Completion Default. The amount of any such damages shall be reduced to the extent that the Operator's negligence contributed to such Completion Default.

                  (b) Notwithstanding anything contained in this Agreement to the contrary, in the event that Gateway's failure to accomplish Substantial Completion by February 1, 1994, or February 1, 1995, as the case may be, results from (i) an Operator Default or a Lessee Default, (ii) the gross negligence or willful misconduct of the Operator or the Lessee or (iii) the institution by the Operator or the Lessee of any litigation or other proceeding against Gateway wherein the court shall determine that the Operator's or the Lessee's, as the case may be, position was frivolous and without merit, such date shall be extended to February 1, 1995, or such later date as is necessary to accomplish Substantial Completion. In such event, the Operator shall be obligated to perform its duties hereunder at the Baseball Facility commencing on such extended Completion Date, regardless of when such date occurs, and the Operator shall pay any increase in the cost of the construction of the Improvements resulting directly from such delay. If Substantial Completion is delayed as a result of any of the foregoing causes, no Completion Default shall be deemed to have occurred unless Substantial Completion has not occurred by the extended Completion Date.

                  (c) Notwithstanding anything contained in this Agreement to the contrary, in the event that any Force Majeure prevents or delays the completion of the Improvements, all provisions of this Article IV shall nevertheless apply in accordance with their terms, except that in the case of any delay resulting from a Force Majeure, Gateway will be excused from payment of damages otherwise payable under Subsection 4.3(a), so long as Substantial Completion occurs on or before a date following the February 1, 1994, or February 1, 1995, date, which is not later than the number of days after said February 1, 1994, or February 1, 1995, date, equal to the number of days of the impact of such Force Majeure.

                  (d) Subject to Subsections 4.3(b) and (c) above, if Substantial Completion has not occurred by February 1, 1995, the Operator, by written notice to Gateway delivered not later than February 28, 1995, may either
(i) extend such date or (ii) terminate this Agreement. If the Operator elects to terminate this Agreement, each of the parties shall remain liable to the other for any obligation or liability arising prior to the effective date of termination and as may be further provided for herein.

                  4.4 EXTENSION OPTIONS. The Operator and Gateway hereby acknowledge that, as a matter of federal tax law, Gateway cannot grant option rights to the Operator to extend the Term of this Agreement. In the event an opinion from Calfee, Halter & Griswold, or such other nationally recognized bond counsel selected by Calfee, Halter & Griswold and Gateway, is obtained to the effect that the existence and exercise of options to renew the Term of this Agreement will not result in a loss of the federal tax exempt status of any of the Bonds, then Gateway and the Operator hereby agree to amend this Agreement to provide for options to renew on terms that (a) are commercially reasonable based upon comparable agreements that are competitively favorable to other Persons then managing publicly owned ballpark facilities, and (b) do not cause the Operator's use and control of the Baseball Facility to be less extensive than its use and control during the Term. Gateway hereby agrees to lend its full support and cooperation to any effort to effectuate a change in the federal tax law that is necessary to obtain the legal opinion referred to above.


                                    ARTICLE V
                                    ---------

                                 FEES TO GATEWAY

                  5.1 PAYMENT OF FEES. The Operator shall pay to Gateway each Term Year, as a fee (the "Fees") an amount equal to (a) Gateway's Scoreboard Advertising Share, PLUS (b) twenty-five percent (25%) of Net Special Event Revenue. The Fees shall be payable on or before December 15 following the end of each Term Year for which such Fees are due and shall be payable by Operator only to the extent the revenue relating to such Fees is actually received by the Operator during the Term Year in question.

                  5.2 AUDIT. Payments of Fees shall be accompanied by a statement certified as true and correct by the Operator's Chief Financial Officer showing with reasonable specificity all computations relating thereto. Gateway shall have the right, through the use of an independent certified public accounting firm selected by Gateway, at any time during normal business hours and at the offices of the Operator, to review, at Gateway's expense, all books and records of the Operator which relate solely to computations of Prepaid Premium Seating Revenue, Net Scoreboard Advertising Revenue, and Net Special Event Revenue for a period of ninety (90) days after delivery by the Chief Financial Officer of the Operator to Gateway of the certificate on which such computation is based. In the event such review results in a determination that the computations are erroneous, the error shall be promptly corrected by the parties, and if such error results in a three and one-half percent (3.5%) or more discrepancy in the favor of Gateway in Prepaid Premium Seating Revenue and Fees the expense of such review shall be reimbursed to Gateway by the Operator.


                                   ARTICLE VI
                                   ----------

                         PREMIUM SEATING REVENUE ACCOUNT

                  6.1 PREMIUM SEATING REVENUE ACCOUNT. The Operator agrees and covenants that (i) all Prepaid Premium Seating Revenue shall be deposited into the Prepaid Premium Seating Revenue Account; and (ii) all Premium Seating Revenue (other than Prepaid Premium Seating Revenue) shall be deposited in the Premium Seating Revenue Account, and the foregoing obligations shall not be subject to the Operator's right of setoff as set forth in Section 18.4 hereof. In addition, in the event the Operator collects any security deposits for Premium Seating and adequate assurances and security, satisfactory to the Operator and the Lessee, are provided by Gateway to guarantee the return of such security deposits, the Operator will also deposit such security deposits in the Prepaid Premium Seating Revenue Account. The Operator shall establish with a Permitted Escrow Agent selected by the Operator and approved by the Bank (the "Premium Seating Depositary") the Premium Seating Revenue Account in the joint names of the Operator and Gateway. The Operator also shall establish with the Premium Seating Depositary the Prepaid Premium Seating Revenue Account in the joint names of Gateway and the Operator. The Premium Seating Depositary shall be a Permitted Escrow Agent. All deposits in the Prepaid Premium Seating Revenue Account and the Premium Seating Revenue Account shall be invested in Permitted Investments and shall accumulate until applied as set forth in Section 6.2 hereof.

                  6.2      APPLICATION OF FUNDS.

                  (a) On or after the Completion Date, the Premium Seating Depositary shall distribute to Gateway Prepaid Premium Seating Revenue an amount equal to the greater of (a) Twenty Million Dollars ($20,000,000), or (b) ten
(10) times the weighted mean listed annual sale price for Club Seats, multiplied by the actual number of Prepaid Club Seats sold on or before the Completion Date plus ten (10) times the weighted mean listed annual sale price for Private Suites (excluding, for purposes of computing this weighted mean, any Private Suite with a listed annual sale price of less than $30,000) multiplied by the actual number of Prepaid Private Suites sold on or before the Completion Date plus the proportionate share of investment income earned thereon. Thereafter, the Premium Seating Depositary shall deposit any remaining Prepaid Premium

Seating Revenue and investment income into the Premium Seating Revenue Account in Subsection 6.2(b) hereof. Any amounts distributable to Gateway in this Subsection 6.2(a) shall either be deposited directly into the Completion Guaranty Accounts for the purposes described in Section 4.9 of the Lease Agreement or used by the Premium Seating Depositary to make any debt service payments on any Financing Arrangement of which the proceeds were used or will be used for the completion of Gateway's Work.

                  (b) The Premium Seating Debt Service Contribution for such Term Year shall be used to reimburse the Bank for payments made with respect to the Stadium Revenue Bonds. Upon the written request of Gateway, the Premium Seating Depositary shall distribute such funds to the appropriate Person for deposit into the appropriate account for this purpose.

                  (c) In addition to the rights of withdrawal provided for in
(a) and (b) above, Gateway shall be entitled to make additional withdrawals from the Premium Seating Revenue Account, and the Operator shall make corresponding additional deposits to the Premium Seating Revenue Account solely from Ballpark Revenues not otherwise needed to pay Ballpark Expenses so as to avoid an Operating Deficit, for the sole purpose and only to the extent required after using all other revenue available to Gateway, from whatever source, after payment of Gateway's reasonable administrative expenses, to allow Gateway to prevent a debt service payment default on the Stadium Revenue Bonds.

                  (d) Except for the permitted withdrawals as provided above in this Section 6.2, all funds remaining in the Premium Seating Revenue Account shall be paid by the Premium Seating Depositary to the Operator. The Operator shall be permitted to withdraw funds from the Premium Seating Revenue Account, upon written request to the Premium Seating Depositary, provided (i) there remains on deposit in the Premium Seating Revenue Account funds equal to the estimated Premium Seating Debt Service Contribution anticipated to be required for the remainder of the Term Year then in affect; and (ii) there shall not then be a debt service payment default on the Stadium Revenue Bonds. In the event the Operator and Gateway are unable to agree on the estimated Premium Seating Debt Service Contribution for any Term Year, then the Premium Seating Debt Service Contribution for the immediately preceding Term Year shall be used for such estimate.

                                   ARTICLE VII
                                   -----------

                    USE OF BASEBALL FACILITY; SPECIAL EVENTS

                  7.1 OPERATOR'S USE. During the Term, the Operator and its guests, invitees and concessionaires shall be entitled to the possession and use of the Baseball Facility for the following purposes:

                  (a) to conduct and perform all necessary activities in connection with its rights and duties hereunder;

                  (b) the operation of any club/restaurant facilities and the Lessee's private dining facilities as described in the Program Requirements;

                  (c) to occupy and conduct day-to-day business operations in the Operator's Space;

                  (d) the sale of food and alcoholic and nonalcoholic beverages, souvenirs and other items normally considered "concessions" by Major League baseball organizations;

                  (e) the sale of space on or for advertising signs and billboards of all kinds located on the Baseball Facility; or

                  (f) to conduct any Special Event and participate in the conducting of any Gateway Special Event as contemplated by Section 7.4 hereof.

PROVIDED, HOWEVER, that the Operator shall not occupy or use any portion of the Baseball Facility (or permit the use or occupancy of any portion of the Baseball Facility) for (i) the staging of any activity that is detrimental to (A) the health, safety and welfare of the people at the Baseball Facility or (B) the physical plant of the Baseball Facility, or (ii) any purpose that will violate any federal, state or local law or that will in any way affect the validity or tax exempt status of the Bonds.

                  7.2 GATEWAY'S USE. During the Term, Gateway and its guests and invitees shall be entitled to the possession and use of the Baseball Facility to conduct and perform all activities in connection with its rights and duties hereunder and for the purposes otherwise set forth in the Lease Agreement and the Ground Lease.

                  7.3 LESSEE'S USE. During the term of the Lease Agreement, the Lessee and its guests and invitees shall be entitled to the possession and use of the Baseball Facility to conduct and perform all necessary activities in connection with its rights and duties hereunder and under the Lease Agreement and the Ground Lease.

                  7.4 SPECIAL EVENTS. Subject to the terms and conditions of the Lease and the Ground Lease, the Operator shall have the exclusive right to promote, sponsor and control all Special Events (other than Gateway Special Events) at the Baseball Facility. Subject to the Operator's obligation to pay Fees pursuant to Section 5.1 hereof, the Operator shall be entitled to receive all Special Event Revenue. Gateway may request to conduct Gateway

Special Events in the Special Event Areas by complying with the following procedure:

                  (a) Gateway may notify the Operator at any time not less than forty-five (45) days prior to the date thereof that it desires to schedule a Gateway Special Event on a particular date or dates and concurrently therewith shall notify the Operator as to the name of the sponsoring organization, if any (the "Promoter"), the nature of the Gateway Special Event, the facilities required for such Gateway Special Event and the time before and after such dates which will be required for setting up and removing all equipment and other facilities required for such Gateway Special Event (the entire period so required is hereinafter referred to as the "Gateway Special Event Period"). In no event may all or any part of a Gateway Special Event Period coincide with all or any part of an Exclusive Use Period or any period for a Special Event previously scheduled for the Baseball Facility by the Operator or the Lessee. The Operator shall notify Gateway within ten (10) Business Days after any request for a Gateway Special Event if the Gateway Special Event Period would violate the foregoing provision. Unless Gateway has previously been notified that the requested Gateway Special Event coincides with all or any part of an Exclusive Use Period or a Special Event previously scheduled by the Operator or the Lessee, failure by the Operator to give such notice may be relied on by Gateway as confirming that no such violation would occur. In no event shall the Operator be obligated to consider a request by Gateway for a Gateway Special Event more than one (1) year in advance of the Gateway Special Event Period for such Gateway Special Event.

                  (b) Upon receipt of the foregoing notice, Gateway, the Operator and the Promoter, if any, shall enter into an agreement, in the form mutually approved by the Operator and Gateway (the "Promoter Agreement"). Gateway agrees that Gateway will be responsible for the obligations of the Promoter, unless, after being requested by Gateway, the Operator elects, in its sole discretion, to act as the Promoter for such event. In the event of any inconsistency between the provisions of any arrangement with a Promoter (or Gateway or the Operator if there is no Promoter) and this Agreement, the provisions of this Agreement shall control. In addition, the following arrangements shall be required in connection with any Special Event, unless Gateway, the Operator and the Lessee agree otherwise:

                  (i) For any Gateway Special Event, Gateway or the Promoter, if any, shall be required to hire the Operator's personnel or independent contractors normally servicing the Baseball Facility in accordance with the terms hereof, including, but not limited to, security and crowd control supervision personnel, concessions personnel, cleaning personnel, Premium Seating personnel and to the extent applicable, scoreboard operations personnel. Gateway's, the Operator's or the Promoter's personnel or designees, as applicable, may be employed to perform setup and removal of Gateway Special Event items and equipment. All of the Operator's expenses related to any Gateway Special Event shall be reimbursed to the Operator by Gateway or the Promoter;

             (ii) All concession and advertising arrangements entered into by the Operator in connection with its rights and duties hereunder, and all other duties of the Operator hereunder with respect to the operation and management of the Baseball Facility and all rights and privileges of the licensees of Premium Seating, under the terms and conditions of their respective Premium Seating Licenses (provided that all such Premium Seating holders entering the Baseball Facility shall purchase admission tickets at a price not to exceed the highest price ticket being sold to the general public) shall be honored and performed during any Gateway Special Event. Other than revenue generated by ticket sales for Gateway Special Events, all Premium Seating Revenue generated from Gateway Special Events shall be deposited into and released from the Premium Seating Revenue Account in accordance with the terms of Article VI hereof. The Operator shall arrange for its concessionaires to provide concessions for Gateway Special Events, consistent with the anticipated attendance at such Gateway Special Events;

            (iii) The Operator may, but shall not be obligated to, furnish the use of any club/restaurant facility or private dining facility, or any other area of the Baseball Facility not constituting a Special Event Area, for any Special Event; and

             (iv) The Lessee shall have the right to prohibit any Special Event at the Baseball Facility if the nature of such Special Event would render the playing field unsuitable in the Lessee's reasonable judgment for playing the Team's games thereon (the parties acknowledge that Special Events during the Spring season may not be allowed in order to protect Spring turf growth and field conditions). The Lessee may require that a protective covering of Trivera Spunbond (or other material approved by the Lessee), which shall be paid for by Gateway, be maintained over the playing field.


                                  ARTICLE VIII
                                  ------------

                            INSURANCE AND SUBROGATION

                  8.1 GATEWAY'S INSURANCE. (a) Gateway shall, during the construction period, maintain in full force and effect, at Gateway's expense:
(i) insurance against damage or destruction to the Improvements for the full value thereof, including all materials, equipment, machinery and supplies for use in construction or installation of Gateway's Work on an "all risk" peril basis, including coverage against flood, sewer backup and earthquake coverage, in the form of builder's risk coverage, and (ii) cause its professionals to maintain professional liability insurance providing coverage for errors and omissions relating to workmanship and design.

                  (b) From and after the Completion Date, Gateway shall maintain in full force and effect, in its name, insurance against damage or destruction to the Baseball Facility and Gateway's equipment and other personal property, improvements and betterments to the Baseball Facility owned by Gateway by providing "all risk" peril coverage in the amount of at least ninety percent (90%) of replacement cost, subject to deductible limits not to exceed $25,000. Such insurance shall have an agreed amount endorsement. The Operator may elect to place, and pay directly to such insurance provider the premium for, the insurance required by this Subsection 8.1(b) (except for any of the premiums related to Gateway's election not to make a Capital Repair as set forth in the definition of Capital Repairs). In the event the Operator does not elect to place such insurance, the Operator shall reimburse Gateway for the cost of such postconstruction property insurance. All of the foregoing insurance shall name as additional insureds the Operator and the Lessee and such other Affiliates as the Operator shall request to the extent of their insurable interest.

                  8.2 OPERATOR'S INSURANCE. The Operator shall, from and after the Completion Date, maintain in full force and effect (or cause to be maintained in force by the Operator's subcontractors, concessionaires or permitted subtenants), at its expense, the following insurance:

                  (a) statutory workers' compensation coverage through the State of Ohio, and Ohio Stop Gap liability coverage in the amount of $1,000,000 per occurrence, or such lesser amount as may satisfy carriers of the Operator's umbrella or excess liability coverage;

                  (b) automobile liability coverage for bodily injury and property damage with a combined single limit per accident of $1,000,000;

                  (c) "occurrence type" general liability insurance against bodily injury and property damage arising from occurrences in and about the Baseball Facility and covering the Operator's contractual liability for indemnification under this Agreement. Such insurance shall be written on a commercial general liability policy form to include premises operations, products and completed operations, personal injury/advertising injury, independent contractors and broad form property damage. The policy shall also contain a general aggregate per location of not less than $2,000,000 and a general occurrence and a products/completed operations aggregate of not less than $1,000,000;

                  (d) umbrella or excess liability coverage (in form no less broad than underlying coverage) to apply excess of automobile, liquor, general, contractual and employer's liability limits, in an amount necessary to increase overall coverage to $50,000,000 per occurrence; provided, however, that such required coverage shall be $10,000,000 for any concessionaire and $20,000,000 for any other subcontractor; and

                  (e) "occurrence form" (as opposed to "claims made form") liquor liability insurance in the amount of $1,000,000 per occurrence.

The insurance provided for in Subsections (b), (c), (d) and (e) above shall name as additional insured Gateway, its members, its Executive Director and such other Affiliates as Gateway shall reasonably request and the Lessee and such other Affiliates as the Lessee shall request. In addition, the Operator shall obtain a "Primary and Non-Contribution" endorsement on the policies for the insurance referred to in Subsections (b), (c), (d) and (e) above, if available at no additional cost.

                  8.3      INSURANCE REQUIREMENTS.

                  (a) All policies of insurance required hereunder shall be written by carriers which are members of the Ohio Guaranty Fund and possess an A- policyholder's rating or better and a minimum Class VII financial size category as listed at the time of issuance by A.M. BEST INSURANCE REPORTS ("Best Reports") (the aforesaid rating classifications to be adjusted if and to the extent that BEST REPORTS adjusts its rating categories).

                  (b) All policies shall provide that they may not be canceled, renewed or reduced unless at least thirty (30) days' notice thereof has been provided to the additional insureds. In no event shall any party be required to insure for liability limits in excess of coverage which is available at commercially reasonable rates. In the event that tort liability reform is adopted which makes the limits of liability hereinabove provided in excess of commercially reasonable and prudent limits of liability, such limits will be equitably reduced. The insurance policies required hereunder shall be reviewed on an annual basis to determine the adequacy of the coverage amounts.

                  8.4 CERTIFICATES. Not later than the date on which coverage is to be provided hereunder, the party required to provide same shall furnish to the other party a certificate evidencing the required coverage.

                  8.5 WAIVER OF SUBROGATION. Gateway and the Operator agree that all insurance policies against loss or damage to property and business interruption or rent/revenue loss, and all liability insurance policies required hereunder shall be endorsed to provide that any release from liability of, or waiver of claim for, recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder. Such insurance policies shall further provide that the insurer waives all rights of subrogation which such insurer might have against the other party. Without limiting any release or waiver of liability or recovery contained in any other section of this Agreement, but rather in confirmation and furtherance thereof, each of the parties hereto waives all claims for recovery from the other party for any loss or damage to any of its property or damages as a result of business interruption, rent loss or liability of the types covered in Subsections 8.2
(b), (c), (d) and (e) above, insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance policies.


                                   ARTICLE IX
                                   ----------

                           ALTERATIONS BY THE OPERATOR

                  9.1      ALTERATIONS AND ADDITIONS BY THE OPERATOR.

                  (a) Following the Completion Date, the Operator, at its sole cost and expense, with the prior written consent of the Lessee, may make any alterations of or additions or improvements to the Baseball Facility, subject to the rights of the Lessee under the Lease Agreement and the Ground Lease, which do not (i) materially affect the aesthetics, sight lines, structure or systems of the Baseball Facility (unless approved by Gateway and the Lessee), (ii) materially increase the cost of Capital Repairs to the Baseball Facility or any of its Components, fixtures, equipment or any other improvements (unless approved by Gateway and the Lessee), or (iii) violate any laws, ordinances, or regulations. The Operator hereby agrees to perform or cause to be performed all such alterations, additions and/or improvements in a good and workmanlike manner, utilizing personnel with proper building trade credentials, and to pay for the same. The Operator agrees to indemnify and defend Gateway from and against mechanics' liens, claims and any other costs and attorneys' fees incurred by Gateway and related thereto, or other costs and expenses arising out of such performance.

                  (b) Before commencing any alterations, additions, or improvements pursuant to Subsection 9.1 (a) above, the Operator shall (i) comply with all legal requirements or improvements, including, but not limited to, procuring any required governmental permits, and (ii) obtain and furnish to Gateway a "Builder's Risk" insurance policy, from an insurance carrier acceptable to Gateway and in form and substance acceptable to Gateway, in its reasonable discretion, covering all liabilities that may be incurred in connection with any such alterations, additions or improvements undertaken by the Operator, naming Gateway as an additional insured.

                  (c) All alterations, additions or improvements made by the Operator pursuant to this Section 9.1 shall be considered the property of the Operator for purposes of this Agreement and shall remain upon the premises for the duration of the Term; PROVIDED, HOWEVER, that upon the termination or expiration of this Agreement for any reason, such alterations, additions and improvements, unless personal property or trade fixtures, shall become part of the Baseball Facility.

                  9.2 PLACEMENT OF HEAVY EQUIPMENT. The Operator shall not place a load upon any floor or other surface in any part of the Baseball Facility that exceeds the maximum weight per square foot that such floor or other surface area was designed to bear as determined by the Design Architect. The Operator and any concessionaire shall comply with all such requirements and, where necessary, shall perform the reinforcing required for such installation at its cost and expense. The Operator shall install, place and maintain all items of personal property, fixtures or improvements which the Operator is required to install, place or maintain in the Baseball Facility pursuant to this Agreement, in settings that are sufficient, as determined by the Design Architect, to absorb and prevent vibration in or damage to the Baseball Facility. In the event such placements or installations cause such vibration or damage, the Operator shall, at its expense, take such steps as the Design Architect may reasonably direct to remedy any such condition.


                                    ARTICLE X
                                    ---------

               MAINTENANCE OF AND REPAIRS TO THE BASEBALL FACILITY

                  10.1 ALLOCATION OF RESPONSIBILITIES. It is the purpose of this Article to allocate the responsibilities between the Operator and Gateway for the cost of making repairs, restorations, and replacements of and to the Baseball Facility which are necessary during the Term. The general overriding principle of such allocation is (but subject in all events to specific provisions hereof) that the Operator is to be responsible for the costs of performing Routine Maintenance, and Gateway is to be responsible for the costs of all Capital Repairs.

                  10.2 OPERATOR'S ROUTINE MAINTENANCE OBLIGATIONS. Gateway hereby assigns to the Operator the rights and the Operator hereby assumes the obligations to perform Routine Maintenance of the Baseball Facility. The Operator shall be responsible for the performance of and payment of all costs and expenses related to all Routine Maintenance.

                  10.3     MAINTENANCE AND REPAIR PROCEDURES.

                  (a) On or before February 1 of each Term Year, and from time to time during the Term as the Operator, the Lessee or Gateway may reasonably request, not more often than once each Reporting Period, representatives of the Operator, the Lessee and Gateway shall meet to:

                       (i) review a list of, and the proposed procedures for completing, any anticipated work constituting Routine Maintenance and Capital Repairs (which list shall be prepared by the Operator and delivered to the Lessee and Gateway prior to any such meeting);

                      (ii) allocate any such anticipated work between Routine Maintenance and Capital Repairs;

                     (iii) establish budgets and timetables for required Routine Maintenance and Capital Repairs; and

                      (iv) establish necessary programs to generally effectuate the administration of the provisions of this Article X.

                  (b) Gateway hereby agrees that Gateway shall use its best efforts to advise the Operator and the Lessee of its views as early as possible regarding Gateway's performance of Capital Repairs. All Capital Repairs requested by the Lessee and the Operator shall be conducted and completed, subject to the reasonable and prompt approval of Gateway.

                  10.4 CAPITAL REPAIRS FUND. Gateway shall establish and maintain an account (the "Capital Repairs Fund"), the purpose of which shall be to accumulate funds for the payment of the cost of Capital Repairs for which Gateway is financially responsible hereunder. The Capital Repairs Fund shall be established with a Permitted Escrow Agent and the funds therein invested in Permitted Investments. On or before the Completion Date, Gateway shall deposit into the Capital Repairs Fund the Initial Capital Repairs Fund Deposit. In addition, on or before the first day of each and every Term Year after the first Term Year, Gateway shall deposit the Annual Capital Repairs Fund Deposit into the Capital Repairs Fund. All funds in the Capital Repairs Fund shall be the property of Gateway. The Capital Repairs Fund may be drawn only upon the signature of the designated signatory or signatories of Gateway and the funds deposited therein may be used only to pay for Capital Repairs for which Gateway is financially responsible hereunder, other than those arising out of damage which is caused by a risk then covered by the property insurance policy referred to in

Subsection 8.1(b) (except that the Capital Repairs Fund may be used for covered losses pending receipt of insurance proceeds, such proceeds shall thereafter be deposited in the Capital Repairs Fund). Notwithstanding anything in this Agreement to the contrary, Gateway's financial responsibility with respect to Capital Repairs shall not be limited to the funds in the Capital Repairs Fund; provided, however, that on or before the Completion Date, the parties will establish a separate sub-account within the Capital Repairs Fund for the following categories of property: administrative office furniture (FF&E), all kitchen equipment, concession stand/central commissary equipment, clubhouse exercise equipment, club and restaurant furniture and equipment, and such other categories of property that the parties shall mutually agree upon. The parties agree that reasonable and appropriate percentages will be established based on the useful life of such property and a proportional amount of the Initial Capital Repairs Fund Deposit and the Annual Capital Repairs Fund Deposit will be placed into such sub-account. Gateway's obligation to pay for Capital Repairs for the above designated property shall be limited to the amount of the special sub-account for such items. In the event Gateway must use any funds deposited in the Construction Fund (established in accordance with the Bond documents), to pay for any Capital Repair, in whole or in part, Gateway shall withdraw the amount necessary from such Construction Fund and pay for such Capital Repair with the funds withdrawn; PROVIDED, HOWEVER, that in no event shall any funds withdrawn from the Construction Fund be used by Gateway to pay for any Capital Repairs performed on the Field or the Field Improvements; and PROVIDED, FURTHER, that in no event shall any funds withdrawn from the Construction Fund by Gateway be deposited into the Capital Repairs Fund. In the event funds on deposit in the Capital Repairs Fund are insufficient to pay for the cost of a Capital Repair at any time, Gateway shall be obligated to pay for such Capital Repair using other sources and shall be reimbursed from the Capital Repairs Fund for the amount so paid from the next moneys deposited therein until Gateway shall have been fully reimbursed. At the end of the Term or upon the termination of this Agreement, Gateway shall transfer and assign to the Person or Persons that succeed Gateway in the ownership of the Baseball Facility all sums in the Capital Repairs Fund and all of such funds shall continue to be held in a separate escrow account for the benefit of the Baseball Facility.

                  10.5 OPERATOR CAPITAL REPAIRS. During the Term, the Operator shall keep and maintain the Baseball Facility in good condition, and shall not, subject to ordinary wear and tear, do or suffer any waste or damage, disfigurement or injury to the Baseball Facility. Except as otherwise provided herein, Gateway shall perform or cause to be performed all Capital Repairs required during the Term, at Gateway's expense; provided, however, that during the Term, the Operator shall perform or cause to be performed, and pay for the costs of all work (a) necessitated by Misuse, and (b) related to any Component that was added to the Baseball Facility as the Operator's alteration or addition, and the

Operator hereby agrees to indemnify, defend and hold Gateway harmless from and against all costs and expenses (including attorneys' fees) arising out of the Operator's failure to perform or pay for such repairs referred to in (a) and (b) above. All work related to any Capital Repair shall be completed in a good, workmanlike manner.

                  10.6 GATEWAY CAPITAL REPAIRS. Except as otherwise provided in
Section 10.5 hereof, Gateway shall perform or cause to be performed, and shall pay for the costs of, all Capital Repairs and, unless the Operator shall be performing such Capital Repairs, Gateway hereby agrees to indemnify, defend and hold the Operator harmless from and against all costs and expenses (including attorneys' fees) arising out of Gateway's failure to perform such Capital Repairs in accordance with the provisions of Section 10.7. Gateway shall provide replacement stock for Components as more fully set forth in the Program Requirements and shall, as part of Gateway's responsibilities to perform Capital Repairs, replenish, in a reasonable manner, such stock as such stock is depleted. Notwithstanding the foregoing, the Operator may, at the Operator's sole election, perform or cause to be performed such Capital Repair, at Gateway's expense. In such event, (i) the Operator (or any Person with whom the Operator contracts to perform such Capital Repair) shall act in accordance with Gateway's responsibilities under Section 10.7, (ii) Gateway shall have the same reasonable rights of approval the Operator would have if Gateway were effectuating such Capital Repairs, and (iii) the Operator shall obtain a one-year warranty for the benefit of Gateway from any person who contracts to perform any Major Capital Repair and shall enforce such warranty on Gateway's behalf. If the Operator itself performs such Major Capital Repair, the Operator will provide Gateway with such one-year warranty. In the event the Operator effectuates any Capital Repair during the Term, Gateway, within payment terms agreed upon by the parties, shall either pay directly or reimburse the Operator, as the case may be, for the costs of such Capital Repair. All work related to any Capital Repair shall be done in a good, workmanlike manner.

                  10.7 CAPITAL REPAIRS PROCEDURES. The Operator and Gateway shall comply with the following procedures in making
Capital Repairs:

                  (a) If any Capital Repair is an Emergency Repair, or if the cost thereof does not exceed $2,000 in any instance and $5,000 in one or more instances in any calendar month, the Operator may perform such Capital Repairs and shall be entitled to reimbursement without compliance with this Section 10.7, but shall, when feasible, give Gateway prompt notice thereof; PROVIDED, HOWEVER, in the case of a Capital Repair which is an Emergency Repair and which in the Operator's good faith determination will cost more than $5,000 to complete, the Operator will give Gateway not less than twenty-four (24) hours' notice prior to commencement of such work unless such delay could affect public health or safety.

                  (b) If Subsection (a) is not applicable and the work will cost, in the Operator's good faith determination, less than $50,000, the Operator may, but shall not be obligated to, elect to perform such work. In the event the Operator elects to perform such work, then the Operator shall submit to Gateway a proposal to perform such work for a fixed sum or an estimate of the cost of such repair, such estimate to be prepared on a "time and materials" basis with the hourly rates of such contractor's charges for such work to be set forth therein, in each case from a reputable contractor. If Gateway, within ten
(10) Business Days after receipt of such proposal or estimate, fails to object thereto in writing, the Operator may proceed to perform such work or to contract with the party which submitted the proposal or estimate (either on a time and materials basis or on a firm fixed sum basis or guaranteed maximum price basis not to exceed, in each of the foregoing instances, $50,000) to cause such Capital Repair to be made. If Gateway objects, Gateway shall have ten (10) Business Days after receipt by the Operator of Gateway's notice of rejection to secure a proposal for such work from a reputable contractor reasonably acceptable to the Operator and Gateway for a fixed sum or guaranteed maximum price, or a "time and materials" estimate, which is in either case not more than ninety percent (90%) of the amount estimated by the Operator's contractor, in which event Gateway shall be entitled to contract with such contractor for completion of such Capital Repair. If Gateway fails to secure such a proposal, the Operator may proceed thereafter as if Gateway had failed to object.

                  (c) If Subsection 10.7(a) is not applicable and the work will cost, in the Operator's good faith determination, more than $50,000, and if the Operator elects to perform such work the procedures under Subsection 10.7 (b) shall be applicable except that the Operator shall in all events submit a proposal to perform such work for a fixed sum or guaranteed maximum price and may not submit an estimate.

                  (d) The sums "$2,000" and "$5,000" in Subsection 10.7(a), the sum of $50,000 in Subsections 10.7(b) and (c) and the sum "$500,000" in the definition of Major Capital Repair, shall be applicable until the end of the fifth (5th) Term Year. Thereafter each such sum shall increase on January 1 of each of the sixth (6th), eleventh (11th) and sixteenth (16th) Term Years to an amount equal to such sum plus a percentage of such sum equal to the percentage increase in the CPI from December of the fifth (5th) Term Year or any subsequent adjustment year, as appropriate, to the December immediately preceding such date of increase.

                  (e) At the Operator's election, any Capital Repairs under Subsection 10.7(a) may be performed in whole or in part by the Operator's own employees on a "time and materials" basis, with the charges for the time of such employees to be equal to Direct Personnel Expense plus ten percent (10%) thereof. In addition to

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



the charges for such employees, the Operator shall be reimbursed by Gateway for the cost of all materials and all services performed by outside contractors, architects or engineers.

                  10.8 MAJOR CAPITAL REPAIRS PROCEDURE. If the work required to be performed is a Major Capital Repair, Gateway shall promptly cause such work to be performed and paid for in full.
Gateway shall comply with the following:

                  (a) Within thirty (30) days after Gateway has knowledge of a Major Capital Repair, Gateway shall retain the Design Architect (or such other architect as may be approved by the Operator and the Lessee in the Operator's and the Lessee's reasonable discretion) to determine the work required to effectuate the Major Capital Repair. Such architect shall consult with the Operator and the Lessee in making such determination and shall retain any and all structural or other engineers it deems necessary to aid in making such determination. The work necessary to complete Major Capital Repairs shall be incorporated in plans and specifications therefor ("Repair Plans") which shall be submitted to the Operator and the Lessee for their respective approvals, which approvals shall not be unreasonably withheld or unduly delayed. Failure to disapprove Repair Plans within thirty (30) days after receipt thereof shall be deemed an approval thereof by the Operator and the Lessee.

                  (b) Prior to commencement of the Major Capital Repair, Gateway shall be required, at Gateway's expense, to cause to be taken any and all reasonable temporary measures, if any, reasonably recommended by the Operator or the Lessee which will enable the Operator and the Lessee to utilize the Baseball Facility during the pendency of a Major Capital Repair, such as the erection of barricades, the construction of temporary construction facilities or other similar measures.

                  (c) Gateway shall contract for and cause to be completed as promptly as possible all work reflected in the Repair Plans in a good, workmanlike manner, and shall cause to be corrected all defects in workmanship and materials in such work.


                                   ARTICLE XI
                                   ----------

                                   CONCESSIONS

                  11.1 CONCESSION RIGHTS. During the Term, the Operator shall have the exclusive right and obligation to operate all concessions in or about the Baseball Facility in a first-class, professional, businesslike and efficient manner, subject to the ensuing provisions of this Article and any other rights or limitations granted to or placed on concessions elsewhere in this Agreement or the Lease Agreement. In connection with such concession rights, the Operator shall have the following rights and obligations:

                  (a) to operate and conduct all concessions for all Home Dates and Special Events;

                  (b) to operate a restaurant or stadium club, any other eating facilities, and any concessions or eating facilities with respect to Premium Seating;

                  (c) to sell, rent or furnish merchandise or articles in any part of the Baseball Facility (i) by means of portable or mobile vending devices, by vendors carrying merchandise or articles, by automatic vending machines, and/or (ii) at stands or booths.

                  11.2 MERCHANDISE AND SERVICES. The Operator shall have the right to select all merchandise, articles and services sold, rented or furnished pursuant to the rights granted by this Article XI. Such items and services shall conform and comply, in all respects, with all federal, state and local laws and regulations. The Lessee shall have the right to require the Operator to stop selling, renting or furnishing any such item or service which the Lessee decides, in its reasonable judgment, is of poor quality, unsatisfactory in nature, or harmful or dangerous to the health or safety of the public or contrary to Baseball Rules and Regulations.

                  11.3 PRICES. The Operator shall have the right to determine the prices charged for all merchandise, articles and services sold, rented or furnished pursuant to the rights granted by this Article XI, subject to the prior written approval of the Lessee, which approval shall not be unreasonably withheld or delayed. The Lessee's approval of the proposed price of any item shall not be withheld if such price does not exceed the price charged for the same or a comparable item or service sold, rented or furnished in any other major league baseball park.

                  11.4 ASSIGNMENT OF RIGHTS. The Operator shall have the right to grant, assign or sell to any Person or Persons or to license or authorize any Person or Persons to exercise any or all of the rights granted to and perform the duties of the Operator under this Article XI; PROVIDED, HOWEVER, that prior to such assignment, the Operator shall secure the approval of the Bank, if required, and the Lessee, which approval may not be withheld if the proposed assignee is a concessionaire in any other Major League stadium and has a superior reputation. Any approved assignee may exercise any or all of the rights and shall perform any or all of the duties or obligations of the Operator under this Article XI and under any other provision of this Agreement relating to concessions (including, without limitation, concessions for Premium Seating), and the term "Operator" when used in any of said provisions shall be deemed to mean and include the Operator and/or its assignee, irrespective of whether such assignee is expressly mentioned. Neither any such grant, assignment, sale, license or authorization to, nor any such exercise of rights or performance of duties or obligations by, any such assignee, however, shall relieve the Operator of any of its duties or obligations to Gateway under this Agreement or from any liability to Gateway for any breach hereof unless otherwise agreed to by Gateway in writing. The Operator shall cause each such assignee to use reasonable efforts to encourage and promote opportunities for minorities and women in connection with the performance of the duties assigned pursuant hereto.

                  11.5 CONCESSION REVENUE. The Operator shall be entitled to receive all revenues from the operation of all concessions, including, without limitation, any membership or other fees charged for the right to use any dining facilities or Ballpark club memberships. The Operator may limit admission to the Ballpark restaurant to purchasers of season tickets for any Season, Premium Seating licensees, and their respective guests. The Operator may require payment of a fee for each privilege granted to a purchaser of a season ticket or Premium Seating licensee to use the Ballpark restaurant.


                                   ARTICLE XII
                                   -----------

                                   SCOREBOARDS

                  12.1 DUTIES. Subject to procedures approved by the Lessee, the Operator shall be entitled to and obligated to operate, in a first-class, professional, businesslike and efficient manner, all scoreboards at the Baseball Facility for all Home Dates and Special Events, and shall perform Routine Maintenance on all such scoreboards throughout the Term. Such Routine Maintenance shall not include painting (other than touch-up painting) or revamping. The Operator shall also be obligated to hire all personnel necessary for the operation and Routine Maintenance of the scoreboards, including, without limitation, electricians and operators, before, during and after any Home Date or Special Event.

                  12.2 ADVERTISING. In accordance with Article XIII hereof, the Operator shall have the right to (a) place advertising signs on the front and back of all scoreboards, and (b) sell video screen ads during all Home Dates and Special Events, if applicable, to the extent such scoreboards and video screen ads are located in or on the interior or exterior of the Ballpark. Subject to the Operator's obligation to pay Fees to Gateway pursuant to Section 5.1 hereof, the Operator shall be entitled to receive all Scoreboard Advertising Revenue.

                                  ARTICLE XIII
                                  ------------

                                   ADVERTISING

                  13.1 ADVERTISING RIGHTS. Subject to the terms and conditions of the Lease Agreement, during the Term, the Operator shall have the exclusive right to control, select or enter into contracts for all advertising in and on the interior and exterior of the Ballpark (including advertising on all permanent or fixed advertising panels and signs, advertising on the scoreboard and video boards, and all nonpermanent or nonfixed spot advertising). The Operator shall have the exclusive right to sell or lease such advertising panels, signs, or other space in and on the interior and exterior of the Ballpark, and to receive all revenue therefrom (subject to its obligation to pay Fees as a result thereof).

                  13.2 OTHER ADVERTISING. The Operator may conduct, or permit to be conducted, within the perimeter walls of the Ballpark, any and all other forms of advertising not affixed to the structure of the Baseball Facility which the Operator deems appropriate, including, but not limited to, any advertising in Ballpark concourses, restrooms, any advertising to be worn or carried by the Operator's or the concessionaires' personnel within the perimeter walls of the Ballpark, promotional events sponsored by advertisers, logos or other forms of advertising to be affixed to or included with cups, hats, T-shirts and other concession items or giveaways, and any and all other forms of such advertising or promotion within the perimeter walls of the Ballpark. The Operator shall be entitled to receive all revenues from such advertising, subject to its obligation to pay Fees pursuant to Section 5.1 hereof.

                  13.3 ADDITIONAL SIGNS. The Operator may, at its expense, erect additional advertising signs in and on the interior and exterior of the Ballpark, including that certain free-standing sign described in Article IV of the Gateway CAM Agreement. The Operator may also erect additional informational and directional signs of a nonadvertising nature, at the Operator's expense, from time to time.


                                   ARTICLE XIV
                                   -----------

                           BASEBALL FACILITY SECURITY

                  14.1 EVENT SECURITY. During the Term, the Operator shall be obligated to provide, at the Operator's expense, such security and crowd control personnel for the Baseball Facility as shall be required in the Operator's discretion for such purposes, consistent with procedures submitted to and approved by the Lessee. In addition, at all Special Events, the Operator will provide the Operator's security and crowd control personnel, and Gateway shall be required to utilize such personnel for supervision of security at Gateway Special Events. Gateway represents and covenants to the

Operator that Gateway shall use its best efforts to obtain the commitment of the City to provide police protection and traffic control personnel for all events at the Baseball Facility as follows:

                  Expected                                    Police/Traffic
                  NUMBER OF FANS                              CONTROL OFFICERS
                  --------------                              ----------------
                  Less than 25,000                                   20
                  25,000-35,000                                      41
                  35,000 to capacity                                 50

Gateway acknowledges that the Operator's obligations hereunder are expressly conditioned upon Gateway obtaining the City's commitment described above, as more fully set forth in Section 25.3 hereof.

                  14.2 TWENTY-FOUR (24) HOUR SECURITY. Consistent with the security procedures submitted to and approved by the Lessee, the Operator, at its expense, will provide such security guards and night watchmen as may be necessary in order to provide twenty-four (24) hour per day, year-round, protection and security of the Baseball Facility.


                                   ARTICLE XV
                                   ----------

                     REAL ESTATE AND PERSONAL PROPERTY TAXES

                  During the Term, Gateway shall pay when due all real estate taxes, personal property taxes (other than for tangible personal property owned or installed by the Operator, any concessionaires or the Lessee), assessments and other governmental levies and charges, general and special, ordinary and extraordinary, of any kind or nature, lawfully levied or assessed by federal, state, county or municipal government, upon or with respect to the Baseball Facility and any and all other improvements (other than with respect to personal property owned by the Operator or the Lessee or improvements made by or on behalf of the Operator or the Lessee pursuant to Section 9.1 hereof or Section
7.1 of the Lease, respectively) hereafter constituting a part of the Baseball Facility, or any taxes in lieu thereof (collectively, "Real and Personal Property Taxes"); PROVIDED, HOWEVER, that if, because of any change in the method of taxation of real estate or personal property, any other or additional tax or assessment is imposed upon the Baseball Facility as or in substitution for, or in lieu of, any tax or assessment which would otherwise be included in Real and Personal Property Taxes, such other tax or assessment shall also be Gateway's responsibility. Gateway hereby agrees to indemnify, defend and hold the Operator harmless from and against all Real and Personal Property Taxes. In the event the Lessee's interest in the Lease Agreement, the Ground Lease or the Gateway CAM Agreement is terminated as a result of a failure to pay Real and Personal Property Taxes, including, without limitation, a sale of the

Baseball Facility by a foreclosure sale, and within sixty (60) days after such termination is not reinstated for the balance of the then remaining terms thereof on the same terms and conditions, the Operator shall be entitled to terminate this Agreement upon thirty (30) days prior written notice to Gateway. Without in any way limiting the Operator's rights and remedies provided for in
Article XVIII hereof, in the event Gateway fails to pay any Real and Personal Property Taxes when the same shall be due and payable, the Operator shall have the right, but shall have no obligation to pay the same or any of them, and upon such payment by the Operator, Gateway shall, immediately after proof of such payment shall have been submitted to Gateway by the Operator, and on demand therefor, pay the Operator the amount of any such payment so made by the Operator, with interest thereon at the Interest Rate.


                                   ARTICLE XVI
                                   -----------

                                    UTILITIES

                  During the Term, the Operator shall bear the cost of all utilities consumed at the Baseball Facility (such as gas, electricity and water), including those necessary for the Lessee's Office Space. The Operator shall select all providers of all such utilities; provided, however, that the Operator will select providers that provide services related to the site preparation and infrastructure improvements for the Baseball Facility, such as removal and relocation of existing underground utility lines at reduced or no costs to Gateway, so long as the services provided do not result in any increase in the rate charged for furnishing utilities to the Baseball Facility above the rate that is available from the provider selected to any other downtown Cleveland user of similar usage of such utilities. The Operator and Gateway shall use their reasonable efforts to avoid waste in their use of such utilities, in the interest of conserving resources. In the event that there is any interruption in utility services affecting the Baseball Facility, the Operator shall use reasonable efforts to arrange with the appropriate providers of such utilities for the prompt and complete restoration of such service.


                                  ARTICLE XVII
                                  ------------

                          RIGHT OF ENTRY AND INSPECTION

                  17.1 OPERATOR'S RIGHT OF ENTRY AND INSPECTION. Prior to the Completion Date, the Operator and the Operator's agents, representatives, invitees, concessionaires and contractors shall have the right at all times during normal business hours of Gateway or of Gateway's general contractor, prime contractor or construction manager, as the case may be, and at such other times as the Operator may reasonably request, to review the Final Plans for Gateway's Work and to inspect the progress of the construction of Gateway's Work and provide tours of the entire Baseball Facility. The provisions of this Section 17.1 shall in no way limit or otherwise relieve Gateway from Gateway's obligation to complete Gateway's Work in conformance with this Agreement or the Lease Agreement, unless the Operator's inspections or tours unreasonably interfere with Gateway's construction of the Baseball Facility.

                  17.2 GATEWAY'S RIGHT OF ENTRY AND INSPECTION. In addition to its rights to use the Baseball Facility as provided in this Agreement and in the Lease Agreement and the Ground Lease, Gateway and its agents and representatives (including representatives of the City and the County), shall have the right, at all times during usual business hours or at any other time in case of an emergency, to enter into and upon any and all parts of the Baseball Facility for the purpose of inspecting the same, carrying out any of its obligations under this Agreement, the Lease Agreement or the Ground Lease (including, without limitation, to make any Capital Repairs required to be made by Gateway hereunder), or for any other legitimate reason related to the obligations of the parties hereto or the rights of Gateway under this Agreement or under the Lease Agreement or the Ground Lease. In the event Gateway enters the Baseball Facility for the purpose of making any Capital Repair, during the progress of such work, Gateway and/or its agents and representatives shall be entitled to keep and store, in areas mutually agreed upon by the Operator and Gateway in and upon the Baseball Facility, all necessary materials, tools and equipment.


                                  ARTICLE XVIII
                                  -------------

                              DEFAULT AND REMEDIES

                  18.1 DEFAULT BY OPERATOR. The occurrence of any one or more of the following events constitutes a default by the Operator under this Agreement ("Operator Default"):

                  (a) Failure by the Operator at any time to pay, when due, any Fees or other sums payable to Gateway or to be deposited by the Operator hereunder and such failure to pay continues for a period of five (5) Business Days after notice of such failure is given to the Operator by Gateway;

                  (b) Failure by the Operator to observe or perform any other covenant, agreement, condition or provision of this Agreement, if such failure shall continue for more than thirty (30) days; PROVIDED, HOWEVER, that the Operator shall not be in default with respect to matters that cannot be reasonably cured within thirty (30) days, so long as the Operator has promptly commenced such cure and diligently proceeds in a reasonable manner to complete the same thereafter;

                  (c) The Operator admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for the Operator or for a major part of its property;

                  (d) A trustee or receiver is appointed for the Operator or for a major part of its property and is not discharged within thirty (30) days after such appointment; or

                  (e) Bankruptcy, reorganization, receivership, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any federal or state bankruptcy law, or similar law for the relief of debtors, are instituted by or against the Operator, and, if instituted against the Operator, are allowed against it or are consented to by it or are not dismissed within ninety (90) days after such institution.

                  18.2 GATEWAY'S REMEDIES. If an Operator Default occurs, in addition to any other rights or remedies Gateway may have at law or in equity, Gateway shall have the following rights:

                  (a) Gateway may enforce the provisions of this Agreement and may enforce and protect the rights of Gateway hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of monetary damages and all moneys due or to become due from the Operator under any of the provisions of this Agreement, or any other relief or remedies to the extent permitted by law, by filing a cause of action or actions for such damages, equitable relief, or other appropriate remedies or relief from the Operator in any court of competent jurisdiction in the State of Ohio.

                  (b) After the time when Gateway has given notice and any applicable grace period provided has expired, if any sums payable by the Operator shall remain due and payable, or after the time for performance by the Operator of any other term, covenant, provision or condition of this Agreement, or before the expiration of that time in the event of a bona fide emergency (in which case Gateway shall only be required to give such notice as is reasonable and practical under the circumstances), Gateway may, at Gateway's election (but without obligation), make any payment required of the Operator under this Agreement, or perform or comply with any covenant or condition imposed on the Operator under this Agreement, as Gateway deems advisable. The amount so paid plus the cost of such performance or compliance, plus interest on such sums at the Interest Rate, shall be deemed to be Fees payable by the Operator immediately upon demand. No such payment, performance or observance by Gateway shall constitute a waiver of default or of any remedy for default or render Gateway liable for any loss or damage resulting from any such act. Gateway may, with notice to the Operator and at any time or from time to time, charge, set off and otherwise apply all or any part of any of Gateway's Obligations against Operator's Obligations now or in the future.

                  (c) No termination of this Agreement shall deprive Gateway of any of its remedies or actions against the Operator for past or future Fees or other sums due from the Operator hereunder.

                  18.3 DEFAULT BY GATEWAY. The occurrence of any one or more of the following events constitutes a default by Gateway under this Agreement ("Gateway Default"):

                  (a) Failure by Gateway at any time to pay, when due, any sums payable to the Operator or to be deposited by Gateway hereunder and such failure to pay continues for a period of five (5) Business Days after notice of such failure is given to Gateway by the Operator;

                  (b) A Completion Default shall have occurred as provided in
Article IV hereof;

                  (c) Failure by Gateway to observe or perform any other covenant, agreement, condition or provision of this Agreement, if such failure shall continue for more than thirty (30) days; PROVIDED, HOWEVER, that Gateway shall not be in default with respect to matters that cannot be reasonably cured within thirty (30) days, so long as Gateway has promptly commenced such cure and diligently proceeds in a reasonable manner to complete the same thereafter;

                  (d) Gateway admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for Gateway or for a major part of its property;

                  (e) A trustee or receiver is appointed for Gateway or for a major part of its property and is not discharged within thirty (30) days after such appointment; or

                  (f) Bankruptcy, reorganization, receivership, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any federal or state bankruptcy law, or similar law for the relief of debtors, are instituted by or against Gateway, and, if instituted against Gateway, are allowed against it or are consented to by it or are not dismissed within ninety
(90) days after such institution.

                  18.4 OPERATOR'S REMEDIES. If a Gateway Default occurs, in addition to any other rights or remedies the Operator may have at law or in equity, the Operator shall have the following rights:

                  (a) The Operator may enforce the provisions of this Agreement and may enforce and protect the rights of the Operator hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of monetary damages and all moneys due or to become due from Gateway under any of the provisions of this Agreement, or any other relief or remedies to the extent permitted by law, by filing a cause of action or actions for such damages, equitable relief, or other appropriate remedies or relief from Gateway in any court of competent jurisdiction in the State of Ohio.

                  (b) After the time when the Operator has given notice and any applicable grace period provided has expired, if any sums payable by Gateway shall remain due and payable, or after the time for performance by Gateway of any other term, covenant, provision or condition of this Agreement, or before the expiration of that time in the event of a bona fide emergency (in which case the Operator shall only be required to give such notice as is reasonable and practical under the circumstances), the Operator may, at the Operator's election (but without obligation), make any payment required of Gateway under this Agreement, or perform or comply with any covenant or condition imposed on Gateway under this Agreement, as the Operator deems advisable. The amount so paid plus the cost of such performance or compliance, plus interest on such sums at the Interest Rate, shall be payable by Gateway immediately upon demand. No such payment, performance or observance by the Operator shall constitute a waiver of default or of any remedy for default or render the Operator liable for any loss or damage resulting from any such act. The Operator may, with notice to Gateway and at any time or from time to time, charge, set off and otherwise apply all or any part of any of the Operator's Obligations against Gateway's Obligations now or in the future.

                  (c) No termination of this Agreement shall deprive the Operator of any of its remedies or actions against Gateway for past or future sums due to the Operator from Gateway hereunder.

                  18.5     GENERAL PROVISIONS.

                  (a) No right or remedy herein conferred upon, or reserved to, Gateway or the Operator is intended to be exclusive of any other right or remedy, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law, or in equity or by statute; PROVIDED, HOWEVER, that neither Gateway nor the Operator shall have any right to cancel, rescind or otherwise terminate this Agreement due to a breach of this Agreement by the other party except as otherwise specifically set forth in this Agreement.

                  (b) No waiver by either party of any breach of obligations, agreements or covenants herein shall be a waiver of any subsequent breach of any obligation, agreement or covenant, nor shall any forbearance by either party to seek a remedy for any breach by the other party be a waiver by such party of any rights or remedies with respect to such or any subsequent breach, nor shall any express waiver by either party be deemed to apply to any other existing or subsequent right to remedy any default by the other party, nor shall any waiver by either party of any default or breach by the other party in the performance of any of the covenants or obligations of such other party under this Agreement be deemed to have been made by the party against which the waiver is sought to be charged unless contained in a writing executed by such party.

                  (c) In the event that either party fails to pay any payment required hereunder, when due, then, without limiting any other rights of the nondefaulting party, the defaulting party shall be liable for interest thereon at the Interest Rate from the date that such payment was due until the date paid in full.


                                   ARTICLE XIX
                                   -----------

                             SURRENDER OF USE RIGHTS

                  19.1 GENERAL. Upon the expiration or termination of this Agreement (by lapse of time or otherwise), the Operator shall peaceably surrender its right to use, occupy, operate and manage the Baseball Facility to Gateway pursuant to this Agreement. The Operator shall surrender to Gateway all keys in the possession of the Operator for the Baseball Facility at the place then fixed for the receipt of notices by Gateway, and shall notify Gateway, in writing, of all combinations of locks, safes and vaults, if any. The Operator's obligations to observe and perform the covenants set forth in this Article XIX shall survive the expiration or earlier termination of this Agreement (by lapse of time or otherwise).

                  19.2 ALTERATIONS AND IMPROVEMENTS. At the expiration or termination of this Agreement (by lapse of time or otherwise), all permanent alterations, installations, changes, replacements, additions or improvements made by the Operator to the Baseball Facility shall be deemed a part of the Baseball Facility and the same shall not be removed.

                  19.3 OPERATOR'S PROPERTY. Upon the expiration or termination of this Agreement (by lapse of time or otherwise), the Operator may remove all property which is owned by the Operator and which the Operator is permitted to remove from the Baseball Facility under the provisions of this Agreement and, in such event, repair any damage caused to the Baseball Facility due to the removal of such property at the Operator's expense. If the Operator fails to remove such property, such property shall be deemed abandoned by the Operator. Gateway may, at its option, (a) cause that property to be removed at no expense to the Operator;

(b) sell all or any part of such property at public or private sale without notice to the Operator; or (c) declare that title to such property shall be deemed to have passed to Gateway.

                  19.4 ABANDONING PREMISES OR PERSONAL PROPERTY. The Operator shall not vacate or abandon the Baseball Facility at any time during the Term, but if the Operator vacates or abandons the Baseball Facility or is dispossessed by process of law, in breach of this Agreement, any personal property owned by the Operator which may be left in the Baseball Facility following such abandonment or dispossession shall be deemed to have been abandoned by the Operator, and in that event such property shall be disposed of by Gateway in accordance with the provisions of Section 19.3 hereof.


                                   ARTICLE XX
                                   ----------

                           DAMAGE TO BASEBALL FACILITY

                  20.1 PROPERTY DAMAGE. If any Property Damage shall occur:

                  (a) All proceeds from property insurance required to be obtained hereunder paid on account of such damage shall be paid to Gateway to be held in escrow accounts with Permitted Escrow Agents and invested in Permitted Investments, including the Bond Escrow Accounts, and applied in the following manner:

                           (i) there shall be paid from said insurance proceeds
                  such part thereof as shall equal the cost of making such temporary repairs or doing such other work as in the reasonable opinion of the Project Architect (or such other architect selected by Gateway and approved by the Operator) may be necessary in order to protect the Baseball Facility pending the adjustment of the insurance loss or the making of permanent repairs, restoration or reconstruction of the Baseball Facility;

                      (ii) there shall be paid from said insurance proceeds such part thereof as shall equal the cost of repairing, restoring or reconstructing the Baseball Facility or of any part thereof or of erecting a new building or structure or improvement or part thereof so that upon completion of such repairs, restoration, reconstruction, or erection the building or structure or improvement shall be equal to the replacement value of the building or structure or improvement;

                     (iii) payments pursuant to paragraphs (i) or (ii) of this
                  Subsection 20.1(a) from such insurance proceeds shall be made by Gateway from time to time as the work progresses in amounts equal to the cost of labor and materials incorporated into and used in such work and builders', architects' and engineers' fees and other charges in connection with such work upon delivery to Gateway of a certificate of an authorized architect in charge of such work certifying that the amounts so to be paid are payable in accordance with the provisions of this Article and that such amounts are then due and payable and have not theretofore been paid.

                  (b) All insurance proceeds paid to the Operator on account of such Property Damage shall be held in trust by the Operator for the benefit of Gateway and shall be paid immediately by the Operator to Gateway.

                  (c) In the event that any of the insurance proceeds paid by the insurance companies shall remain after the completion of such repairs, restoration, reconstruction or erection, the excess shall be deposited in the Capital Repairs Fund and used for the purposes set forth in Article X hereof.

                  (d) In the event that the insurance proceeds paid, as hereinabove provided, together with the funds available in the Capital Repairs Fund are insufficient for making such permanent repairs, restoration or reconstruction or erection and no party is willing to provide the additional funds needed therefor, Gateway or the Operator shall notify the other party of such determination in writing and thereupon this Agreement shall cease and terminate and all future Fees and other amounts due by the Operator hereunder shall cease as of the date of such written notice and the total insurance proceeds so paid shall be used first to pay the principal, interest and redemption premiums, if any, on the Bonds, and any remaining proceeds shall be allocated equitably between Gateway, Lessee and Operator.

                  20.2 INABILITY TO OPERATE. Notwithstanding any other provision of this Agreement, if the Baseball Facility is untenantable in whole or in any material part as a result of any Major Capital Repair, or the event or events which gave rise thereto, then for the period of such untenantability, the Operator will not be responsible for any obligations accruing under this Agreement. In the event that such untenantability continues for a period of two
(2) Seasons, or totals a number of days equal to two (2) Seasons in any three
(3) year period, the Operator may at its option, exercised in its sole discretion, terminate this Agreement upon thirty (30) days prior written notice to Gateway.

                                   ARTICLE XXI
                                   -----------

                                 INDEMNIFICATION

                  21.1 OPERATOR INDEMNIFICATION. Subject to the limitations hereinafter set forth, the Operator hereby agrees to indemnify and hold harmless Gateway, its officers, members, employees and agents from and against all loss, cost and expense in connection with proceedings, judicial or otherwise, and claims, demands and judgments, together with costs and expenses including attorneys' fees relating thereto, arising out of damage or injury to person or property occurring in or about the Baseball Facility which occurs after the Completion Date and while this Agreement is in effect. Notwithstanding the foregoing, in no event shall the foregoing indemnification obligation be applicable to any loss, cost or expense arising out of any Excluded Occurrences.

                  21.2 GATEWAY INDEMNIFICATION. Gateway hereby agrees to indemnify, defend and hold the Operator, its shareholders, officers, directors, employees and agents harmless from and against all loss, cost and expense in connection with proceedings, judicial or otherwise, and claims, demands and judgments, together with costs and expenses including attorneys' fees, arising solely out of any or all Excluded Occurrences which occur while this Agreement is in effect.

                  21.3     PROCEDURE REGARDING INDEMNIFICATION.

                  (a) If any Indemnified Party shall discover or have actual notice of facts giving rise or which may give rise to a claim for indemnification under this Article XXI, or shall receive notice of any Action with respect to any matter for which indemnification may be claimed, the Indemnified Party shall, within twenty (20) days following service of process (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such service of process) or within twenty
(20) days after any other such notice, notify the Indemnifying Party in writing thereof together with a statement of such information respecting such matter as the Indemnified Party then has; it being understood and agreed that any failure or delay of the Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from liability hereunder except and solely to the extent that such failure or delay shall have materially adversely affected the Indemnifying Party's ability to defend against, settle, or satisfy any such Action. Following such notice, the Indemnifying Party shall have the right, at its sole cost and expense, to contest or defend such Action through attorneys, accountants, and others of its own choosing (the choice of such attorneys, accountants, and others being subject to the approval of the Indemnified Party, such approval not to be unreasonably withheld) and in the event it elects to do so, it shall promptly notify the Indemnified Party of such intent to contest or defend such Action. If within twenty (20) days following such notice from the Indemnified Party (or within such shorter time as may be necessary to give the Indemnified Party a reasonable opportunity to respond to service of process or other judicial or administrative action), the Indemnified Party has not received notice from the Indemnifying Party that such Action will be contested or defended by the Indemnifying Party, the Indemnified Party shall have the right to (i) authorize attorneys satisfactory to it to represent it in connection therewith or (ii) at any time settle, compromise, or pay such action, in either of which events the Indemnified Party shall be entitled to indemnification therefor subject to this Section 21.3.

                  (b) In the event and so long as the Indemnifying Party is actively contesting or defending against an Action as hereinabove provided, the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in such contest or defense, shall join in making any appropriate counterclaim or cross-claim in connection with the Actions, and shall provide such access to the books and records of the Indemnified Party as shall be necessary in connection with such defense or contest, all at the sole cost and expense of the Indemnifying Party. Notwithstanding that an Indemnifying Party is actively conducting such defense or contest, any Action may be settled, compromised or paid by the Indemnified Party without the consent of the Indemnifying Party; PROVIDED, HOWEVER, that if such action is taken without the Indemnifying Party's consent, its indemnification obligations in respect of such claim shall thereby be nullified. Any such Action may be settled, compromised, or paid by the Indemnifying Party without the Indemnified Party's consent, so long as such settlement or compromise does not cause the Indemnified Party to incur any present or future material cost, expense, obligation or liability of any kind or nature.

                  (c) In the event any Action involves matters partly within or partly outside the scope of the indemnification by the Indemnifying Party hereunder, then the attorneys' fees, costs, and expenses of contesting or defending such Action shall be equitably allocated between the Indemnified Party and the Indemnifying Party.

                  21.4 LIMITATION. Indemnification under this Article XXI does not include indemnification against loss or liability due to Force Majeure.


                                  ARTICLE XXII
                                  ------------

                                   ASSIGNMENT

                  22.1 ASSIGNMENT BY OPERATOR. The Operator shall not assign or transfer this Agreement, in whole or in part, with or without consideration, to any Person other than any Affiliate, without the prior written consent of Gateway and the Lessee, which consent shall not be unreasonably withheld by Gateway or the Lessee. Upon the assignment of this Agreement (or any part hereof) by the Operator with the consent of Gateway and the Lessee, the liability of the Operator shall cease with respect to liabilities accruing from and after the effective date of such assignment.

                  22.2 ASSIGNMENT BY GATEWAY. Gateway shall have the right to assign and transfer its interest in, and pledge any Fees or other sums to which Gateway is entitled (including, without limitation, its interest in all sums deposited into the Prepaid Premium Seating Revenue Account, the Premium Seating Revenue Account and the Capital Repairs Fund) under this Agreement or any other interest Gateway has in this Agreement, in whole or in part, as security for the repayment of the Bonds, or other financing approved by the Operator, for the costs of the design and construction of the Baseball Facility (including, without limitation, any letter of credit issued to secure the Bonds). All costs incurred in connection with any such pledge shall be the sole responsibility of Gateway. Gateway shall also have the right to assign and transfer its right, title and interest in and to this Agreement, in whole or in part, to the City or the County pursuant to and subject to the Three Party Agreement.

                  22.3 ASSIGNEES. If Gateway consents at any time to any assignment as set forth in this Article XXII, the Operator and any such assignee, in addition to any other consideration that may pass between them in connection therewith, shall be deemed to have covenanted not to make any further assignment contrary to the provisions of this Article XXII. Such covenant shall be deemed to have been made as of the date of such consent by Gateway, and shall take effect prospectively from the date thereof.


                                  ARTICLE XXIII
                                  -------------

                                 EMINENT DOMAIN

                  23.1 TERMINATION FOR CONDEMNATION. In the event that a Condemnation with respect to any material part of the Baseball Facility shall occur at any time during the Term, this Agreement shall terminate (except as hereinafter provided below), on the date on which possession is required to be delivered to the condemning authority. As used herein, "material part" shall mean any of the following:

                  (a) Any part of the Baseball Facility that, in the reasonable determination of the Operator, would cause the Operator to become unable to make use of the Baseball Facility for its intended operations or to experience a material loss of revenue (specifically including, without limitation, a reduction by twenty percent (20%) or more in the number of seats available in the Ballpark or loss of any material portion of the concourse areas);

                  (b) Any part of the area between the Baseball Facility and a public street or highway, Condemnation of which would cause the Operator to become unable to provide sufficient access to the Baseball Facility; or

                  (c) Any portion of the Gateway Common Areas the loss of which results in fewer than 1,500 parking spaces being available on the same terms and conditions as the On-Site Parking to the Lessee and the Operator of equal quality and no greater distance from the Baseball Facility than the On-Site Parking.

PROVIDED, HOWEVER, that the Operator may elect in its sole discretion not to treat any of the foregoing as a "material part" of the Baseball Facility, in which event this Agreement shall not terminate. If this Agreement terminates pursuant to the provisions of this Section 23.1, all rights, obligations and liabilities of the parties hereto shall end as of the effective date of such termination, without prejudice to any rights which have accrued prior to such termination.

                  23.2 ALLOCATION OF AWARD. The amount of any award for or on account of any Condemnation shall be first used to pay the principal, interest and redemption premiums, if any, on the Stadium Revenue Bonds, and the remaining proceeds shall be shared equitably between Gateway and the Operator. The Operator shall have the right to be represented by counsel of its choosing in any Condemnation proceedings.

                  23.3 PERFORMANCE OF WORK. If there shall be a Condemnation and this Agreement shall not terminate as a result thereof, Gateway shall be required to perform any and all work necessary to restore the Baseball Facility to a complete architectural unit suitable for the Operator's use in as expeditious a manner as possible.

                  23.4 TEMPORARY TAKING. This Agreement shall not terminate by reason of a temporary taking of the Baseball Facility or any portion thereof for public use, except as provided in this Section 23.4. In the event of such a temporary taking, the rights and obligations of the parties under this Agreement shall continue in full force and effect, except that:

                  (a) any award for such temporary taking shall be governed by the provisions of Section 23.2 hereof;

                  (b) upon the termination of such temporary taking, Gateway shall use its reasonable efforts to restore the Baseball Facility to a state equivalent to that which the Baseball Facility was in immediately prior to such temporary taking; and

                  (c) notwithstanding the foregoing, the Operator shall have the right to terminate this Agreement as of the end of any Season if the remaining period of such temporary taking will be for a period of more than two (2) Seasons following the date of the termination, as evidenced by the issuance of any written statement by a duly authorized official of the condemning authority to the effect that such temporary taking will be for such period of time.


                                  ARTICLE XXIV
                                  ------------

                       TERMINATION BY OPERATOR OR GATEWAY

                  In the event that the sum of: (a) Ballpark Expenses, (b) net debt service on the Stadium Revenue Bonds, (c) Gateway's Scoreboard Advertising Share, and (d) Gateway's share of Net Special Event Revenue exceed Ballpark Revenues for any twelve (12) month period ending October 31 (any such exceeds being referred to herein as an "Operating Deficit"), the Operator may elect, in its sole discretion, to advance funds to cover any such Operating Deficit. The Operator shall deliver written notice to Gateway of such election within ten
(10) Business Days after the expiration of such twelve (12) month period. In the event that the Operator elects not to advance funds to cover any Operating Deficit, either the Operator or Gateway may terminate this Agreement by giving the other party ninety (90) days' notice of such party's election to do so, in which event this Agreement shall terminate upon the expiration of such ninety
(90) day period, unless reinstated as hereinafter provided. During such ninety
(90) day period, Gateway and the Operator shall negotiate to restructure the terms of this Agreement. In the event that the Operator and Gateway succeed in restructuring the terms of this Agreement during such ninety (90) day period, the parties shall execute an amendment to this Agreement reflecting such restructured terms and the Operator shall continue to operate and manage the Baseball Facility in accordance with this Agreement as so amended. In the event a restructuring has not occurred at the end of such ninety (90) day period, this Agreement shall terminate and Gateway or its assignee shall have the sole and exclusive right to operate and manage the Baseball Facility in the same manner and at the same level of quality and service as required hereunder. In any event, termination of this Agreement shall not in any way disturb or affect the Lessee's obligations or rights under the Lease Agreement or the Ground Lease, provided Gateway performs its obligations to operate the Baseball Facility in accordance herewith, unless such performance is waived or permitted to be modified by the Lessee. In the event of a termination of this Agreement pursuant to this Article XXIV, all contracts relating to the operation and management of the Baseball Facility shall be fully assigned to and assumed by Gateway as the Operator of the Baseball Facility without recourse to the Operator.

                                   ARTICLE XXV
                                   -----------

                                   CONDITIONS

                  25.1 PRECONDITIONS TO OPERATOR'S OBLIGATIONS. The Operator's obligations to perform its duties hereunder and to make any payments to Gateway or assume any other obligations pursuant to the terms of this Agreement are expressly conditioned upon the satisfaction of each of the conditions precedent on or before the dates set forth in this Article XXV (the "Deadline Dates") unless waived in writing by the Operator. In the event any of the conditions precedent set forth in this Article XXV is not satisfied by the applicable Deadline Date, the Operator may elect to (i) waive the condition, (ii) extend the Deadline Date on which such condition must be satisfied, or (iii) terminate this Agreement upon thirty (30) days' prior written notice to Gateway. The Operator shall notify Gateway of the Operator's election within thirty (30) days after the Deadline Date. Failure of the Operator to notify Gateway shall be deemed to be an election by the Operator to waive such condition.

                  25.2 PREMIUM SEATING. On or before January 15, 1992, there shall be sufficient Premium Seating licensed or firmly committed to be licensed to satisfy the requirements of the Financing Arrangements for the design and construction of the Improvements and to satisfy the requirements of the Operator.

                  25.3 SECURITY COMMITMENT. On or before July 31, 1991, the City shall have committed to provide the police protection and traffic control personnel for all events at the Baseball Facility as provided for in Section
14.1 hereof.

                  25.4 FINANCING ARRANGEMENTS. On or before January 15, 1992, all of the Financing Arrangements necessary for the design and construction of Gateway's Work and the operations of the Baseball Facility shall be in place and all conditions precedent to release the escrow of all proceeds of the Bonds shall have been satisfied.

                  25.5 NEW LEASE AND MANAGEMENT NEGOTIATIONS COMMITMENT. On or before July 31, 1991, the Lessee and the Operator shall have received assurances satisfactory to the Lessee and the Operator from the City and the County that such entities shall, at least two (2) years prior to the expiration of this Agreement and the Lease Agreement, commence discussions with the Lessee and the Operator regarding the terms on which those entities would be prepared to enter into new agreements as provided in Section 4.2 of the Ground Lease; PROVIDED, HOWEVER, that no such renewal shall be executed or effective prior to the date following the date on which the Bonds are discharged at their maturity, or in the event of a defeasance of the Bonds by the City prior to the ninety-first
(91st) day after such defeasance.

                  25.6  CONDITION TO GATEWAY'S OBLIGATIONS.

                  (a) Gateway's obligation to continue to perform its duties and obligations hereunder is expressly conditioned upon the receipt of commitments for Premium Seating Licenses for Prepaid Premium Seating sufficient to yield by February 1, 1994, taking into account all investment earnings projected to be earned thereon, Prepaid Premium Seating Revenue of at least $20,000,000.

                  (b) Gateway's obligation to continue its duties and obligations hereunder is expressly conditioned upon the receipt of a commitment for or an agreement to issue a post escrow letter of credit or other substitute Financing Arrangement relative to the Stadium Revenue Bonds on terms and conditions consistent with the terms of this Agreement, including but not limited to Article VI, and the Lease Agreement; provided that Gateway shall accept any commitment acceptable to Operator and Lessee if the terms and conditions of such commitment do not impose additional material obligations of a nature not otherwise contemplated hereunder or the Lease Agreement.

                  (c) In the event either or both of the preceding conditions have not been satisfied by January 15, 1992, Gateway may elect to (i) waive the condition, or (ii) extend such date on which such condition must be satisfied. Gateway shall notify the Operator of Gateway's election on or before February 15, 1992. Failure of Gateway to notify the Operator shall be deemed to be an election by Gateway to waive such condition. In the event Gateway elects to terminate this Agreement as provided in this Section 25.6, Operator will be entitled to share the reimbursements included in Section 22.6 of the Lease Agreement.


                                  ARTICLE XXVI
                                  ------------

                           REPRESENTATIONS BY OPERATOR

                  The Operator represents and warrants as follows, as of the date hereof and at all times from and after the date hereof until the expiration or termination of this Agreement:

                  26.1 VALID EXISTENCE. Operator is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.

                  26.2 POWER; NO LIMITATION ON ABILITY TO PERFORM. The Operator has full power and authority to execute and deliver this Agreement and to carry out and perform all of the terms and provisions of this Agreement, and all transactions contemplated hereby, to the extent required to be carried out or performed by the Operator. Subject to satisfaction of the requirements of
Article XXXI hereof, (a) neither the Operator's articles of incorporation or code of regulations, nor any rule, policy, constitution, bylaw or other agreement of the American League or Major League Baseball, nor any other agreement, law or other rule in any way prohibits, limits or otherwise affects the right or power of the Operator to enter into and perform all of the terms and provisions of this Agreement and each document, agreement and instrument executed and to be executed by the Operator in connection herewith, and all transactions contemplated hereby and thereby, and
(b) neither the Operator nor any of its officers, directors or any of their personal or legal representatives are party to or bound by any contract, agreement, indenture, trust agreement, note, obligation or other instrument which could prohibit, limit or otherwise affect the same. Except for the approval required by Article XXXI hereof, no consent, authorization or approval of, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other person is required for the due execution, delivery and performance by the Operator of this Agreement or any other agreement, document or instrument executed and delivered by the Operator in connection herewith, or any of the transactions contemplated hereby or thereby.

                  26.3 VALID EXECUTION. The execution and delivery of this Agreement by the Operator has been duly and validly authorized by all necessary action. This Agreement and all other agreements, documents and instruments executed and delivered by the Operator in connection herewith are, and each other agreement, document or instrument to be executed and delivered by the Operator in connection herewith when executed and delivered will be legal, valid and binding obligations of the Operator, enforceable against the Operator in accordance with their respective terms.

                  26.4 DEFAULTS. The execution, delivery and performance of this Agreement and each agreement, document and instrument executed and delivered and to be executed and delivered by the Operator in connection herewith (a) do not and will not violate or result in a violation of, contravene or conflict with, or constitute a default: under (i) any agreement, document or instrument to which the Operator is a party or by which the Operator's assets may be bound or affected, (ii) any law, statute, ordinance or regulation applicable to the Operator or (iii) the articles of incorporation or code of regulations of the Operator, and (b) do not and will not result in the creation or imposition of any lien or other encumbrance upon the assets of the Operator.

                  26.5 COMPLIANCE WITH LAWS. The Operator shall comply, at all times, with all laws and regulations applicable to its use and occupancy of the Baseball Facility in accordance with the terms of this Agreement, and shall obtain licenses and permits (other than building permits and certificates of occupancy in connection with the construction thereof) necessary in connection therewith at its sole cost and expense.

                                  ARTICLE XXVII
                                  -------------

                           REPRESENTATIONS BY GATEWAY

                  Gateway represents and warrants as follows, as of the date hereof and at all times from and after the date hereof until the expiration or termination of this Agreement:

                  27.1 VALID EXISTENCE. Gateway is a nonprofit corporation, duly organized, validly existing and in good standing under the laws of the State of Ohio. Gateway has full corporate power to own its property and conduct its business as presently conducted.

                  27.2 POWER; NO LIMITATION ON ABILITY TO PERFORM. Gateway has the power and authority to execute and deliver this Agreement and to carry out and perform all of the terms and provisions of this Agreement, and all transactions contemplated hereby, to the extent required to be carried out or performed by Gateway. Neither Gateway's articles of incorporation or code of regulations, nor any other agreement, law or other rule in any way prohibits, limits or otherwise affects the right or power of Gateway to enter into and perform all of the terms and provisions of this Agreement and each document, agreement and instrument executed and to be executed by Gateway in connection herewith, and all transactions contemplated hereby and thereby, and neither Gateway nor any of its officers, directors or any of their personal or legal representatives are party to or bound by any contract, agreement, indenture, trust agreement, note, obligation or other instrument which could prohibit, limit or otherwise affect the same. No consent, authorization or approval of, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other person is required for the due execution, delivery and performance by Gateway of this Agreement or any other agreement, document or instrument executed and delivered by Gateway in connection herewith, or any of the transactions contemplated hereby or thereby.

                  27.3 VALID EXECUTION. The execution and delivery of this Agreement by Gateway has been duly and validly authorized by all necessary action. This Agreement and all other agreements, documents and instruments executed and delivered by Gateway in connection herewith are, and each other agreement, document or instrument to be executed and delivered by Gateway in connection herewith when executed and delivered will be, legal, valid and binding obligations of Gateway, enforceable against Gateway in accordance with their respective terms.

                  27.4 DEFAULTS. The execution, delivery and performance of this Agreement and each agreement, document and instrument executed and delivered and to be executed and delivered by Gateway in connection herewith (a) do not and will not violate or result in a violation of, contravene or conflict with, or constitute a default under: (i) any agreement, document or instrument to which Gateway is a party or by which Gateway's assets may be bound or affected, (ii) any law, statute, ordinance or regulation applicable to Gateway, or (iii) the articles of incorporation or code of regulations of Gateway; and (b) do not and will not result in the creation or imposition of any lien or other encumbrance upon the assets of Gateway.

                  27.5 COMPLIANCE WITH LAWS. Gateway shall comply, at all times, with all laws and regulations applicable to its construction and use of the Baseball Facility in accordance with the terms of this Agreement, and shall obtain licenses and permits, including, but not limited to, all building permits and certificates of occupancy in connection with the construction thereof, necessary in connection therewith at its sole cost and expense.


                                 ARTICLE XXVIII
                                 --------------

                                  MISCELLANEOUS

                  28.1 FORCE MAJEURE. Except as otherwise herein expressly provided, if either party shall be delayed or hindered in, or prevented from, the performance of any covenant or obligation hereunder, other than one for the payment of money, as a result of any Force Majeure, and, provided, that the party delayed, hindered or prevented from performing notifies the other party not later than ten (10) Business Days after a Reporting Period of any such delay, hindrance or prevention occurring during the Reporting Period at issue, then the performance of such covenant or obligation, other than one for the payment of money, shall be excused for the period of such delay, hindrance or prevention and the period for the performance of such covenant or obligation shall be extended by the number of days equivalent to the number of days of the impact of such delay, hindrance or prevention. Failure to so provide the Reporting Period notice as to a delay commencing during the Reporting Period at issue will result in waivers of both excuse in performance and extension of time to perform under this Section 28.1 with respect to any delay within that Reporting Period.

                  28.2 AMENDMENT; WAIVER. No alteration, amendment or modification hereof shall be valid unless executed by an instrument in writing by the parties hereto with the same formality as this Agreement. The failure of the Operator or Gateway to insist in any one or more instances upon the strict performance of any of the covenants, agreements, terms, provisions or conditions of this Agreement or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such covenant, agreement, term, provision, condition, election or option, but the same shall continue and remain in full force and effect. No waiver by the Operator or Gateway of any covenant, agreement, term, provision or condition of this Agreement shall be deemed to have been made unless expressed in writing and signed by an appropriate official on behalf of Gateway or the Operator. The payment by either party of sums due and payable hereunder, with knowledge of the breach of any covenant, agreement, term, provisions or condition herein maintained, shall not be deemed a waiver of such breach.

                  28.3 CONSENT. Unless otherwise specifically provided herein, no consent or approval by the Operator or Gateway permitted or required under the terms of this Agreement shall be valid or be of any validity whatsoever unless the same shall be in writing, signed by the party by or on whose behalf such consent is given.

                  28.4 SEVERABILITY. If any Article, Section, Subsection, term or provision of this Agreement or the application thereof to any party or circumstance shall, to any extent, be invalid or unenforceable, the remainder of the Article, Section, Subsection, term or provision of this Agreement or the application of same to parties or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and each remaining Article, Section, Subsection, term or provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                  28.5 COVENANT OF QUIET ENJOYMENT. Gateway covenants that if, and so long as, the Operator keeps and performs each and every covenant, agreement, term, provision and condition of this Agreement on the part and on behalf of the Operator to be kept and performed, the Operator shall quietly enjoy its rights under this Agreement without hindrance or molestation by Gateway or by any other person lawfully claiming the same by, through or under Gateway, subject to the covenants, agreements, terms, provisions and conditions of this Agreement.

                  28.6 PRORATIONS. Any apportionment or prorations related to the use of the Baseball Facility during a Season including but not limited to, Scoreboard Advertising and the Annual Capital Repair Fund Deposit shall be computed on the basis of the length of the Season, otherwise any apportionment or prorations to be made under this Agreement shall be computed on the basis of a year containing three hundred sixty-five (365) days, consisting of twelve (12) months of the actual number of days in each.

                  28.7 TERMS. Unless the context clearly requires otherwise, the singular includes the plural, and vice versa, and the masculine, feminine and neuter adjectives and pronouns include one another.

                  28.8 CAPTIONS. The captions of Articles and Sections are for convenient reference only and shall not be deemed to limit, construe, affect, modify or alter the meaning of such Articles or Sections.

                  28.9 BINDING EFFECT. Each of the provisions of this Agreement shall extend to and shall, as the case may require, bind or inure to the benefit not only of Gateway and of the Operator, but also of their respective permitted successors and assigns pursuant to Article XXII and any other provision hereof relating to assignment of rights hereunder.

                  28.10 AGREEMENT CONTAINS ALL TERMS. All of the representations, agreements, understandings and obligations of the parties are contained herein and in the Exhibits attached hereto. This Agreement shall be deemed to supersede the Memorandum and all other documents, writings, letters, and agreements executed in connection therewith.

                  28.11 NOTICES. All notices, demands, consents, approvals, statements, requests and invoices to be given under this Agreement shall be in writing, signed by the party or officer, agent or attorney of the party giving the notice, and shall be deemed to have been effective upon delivery if served personally, or upon the third day from and including the day of posting if deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed as follows:

                  For Gateway             Gateway Economic Development
                                          Corporation of Greater
                                          Cleveland
                                          402 Terminal Tower
                                          Cleveland, Ohio 44113
                                          Attention: Executive Director

                  With a copy to:         Climaco, Climaco, Seminatore,
                                          Lefkowitz & Garofoli Co. L.P.A.
                                          The Halle Building, Suite 900
                                          1228 Euclid Avenue
                                          Cleveland, Ohio 44115
                                          Attention:  Anthony J. Garofoli, Esq.

                  With a copy to:         Calfee, Halter & Griswold
                                          1800 Society Building
                                          Cleveland, Ohio 44114
                                          Attention:  Thomas E. Wagner, Esq.

                  For the Operator:       Ballpark Management Company
                                          Cleveland Stadium
                                          Cleveland, Ohio 44114
                                          Attention:  General Manager

                  With a copy to:         Richard E. Jacobs
                                          President
                                          25425 Center Ridge Road
                                          Westlake, Ohio 44145

                  With a copy to:         Baker & Hostetler
                                          3200 National City Center
                                          Cleveland, Ohio 44114
                                          Attention: Gary L. Bryenton, Esq.

Either party may from time to time by written notice given to the other pursuant to the terms of this Section 28.11 change the address to which notices shall be sent.

                  28.12 APPLICABLE LAW. This Agreement has been prepared in the State of Ohio and shall be governed in all respects by the laws of the State of Ohio.

                  28.13 CROSS REFERENCES. Any reference in this Agreement to a Section, Subsection, Article or Exhibit is a reference to a Section, Subsection, Article or Exhibit, as appropriate, of this Agreement, unless otherwise expressly indicated.

                  28.14 REPRESENTATIVES. The Operator's representative for implementation of the terms of this Agreement shall be Richard E. Jacobs, or such individual or individuals designated, in writing, by Richard E. Jacobs to act for the Operator on certain specified matters ("Operator's Representative"). Gateway's representative for implementation of the terms of this Agreement shall be the Executive Director ("Gateway's Representative"). Either party may substitute representatives by notice to the other party delivered in accordance with Section 28.11.

                  28.15 EFFECTIVE DATE. Notwithstanding that the Term shall commence on the Completion Date, this Agreement shall be a legally binding agreement, in full force and effect, as of the date set forth in the first paragraph of this Agreement.

                  28.16 ANTIDISCRIMINATION CLAUSE. The Operator shall not discriminate on the basis of race, color, political or religious opinion or affiliation, creed, age, physical or mental handicap, sex, marital status, ancestry, national origin or sexual preference/orientation. This shall apply to all organizations which receive permission for the use of all or any portion of the Baseball Facility, either in writing or verbally, from the Operator and Gateway or by applying for a permit or receiving permission in any other way from the Operator and Gateway. Gateway and the Operator shall comply with all applicable state, local and federal laws, rules, regulations, executive orders and agreements pertaining to discrimination in employment, unlawful employment practices and affirmative action. The Operator shall use reasonable efforts to encourage and promote opportunities for minorities and women in its operations at the Baseball Facility. The Operator is an equal opportunity employer.

                  28.17 ACCORD AND SATISFACTION. Payment by any party, or receipt or acceptance by a receiving party, of any payment due hereunder in an amount less than the amount required to be paid hereunder shall not be deemed an accord and satisfaction, or a waiver by the receiving party of its right to receive and recover the full amount of such payment due hereunder, notwithstanding any statement to the contrary on any check or payment or on any letter accompanying such check or payment. The receiving party may accept such check or payment without prejudice to the receiving party's right to recover the balance of such payment due hereunder or to pursue any other legal or equitable remedy provided in this Agreement.

                  28.18 FURTHER ASSURANCES. The Operator and Gateway shall execute, acknowledge and deliver, after the date hereof, without additional consideration, such further assurances, instruments and documents, and shall take such further actions, as Gateway or the Operator shall reasonably request of the other in order to fulfill the intent of this Agreement and the transactions contemplated thereby.

                  28.19 JOINT PROMOTION OF BASEBALL. During the Term of this Agreement, Gateway and the Operator shall at all times use their best efforts to promote public attendance at the Team's home baseball games at the Baseball Facility.

                  28.20 INDEPENDENT CONTRACTOR RELATIONSHIP. Nothing contained in this Agreement shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venture or any association between Gateway and the Operator, it being expressly understood and agreed that neither the method of computation of Fees nor any act of the parties hereto shall be deemed to create any relationship between Gateway and the Operator other than an independent contractor relationship. No mechanics', materialmen's or laborers' liens or other liens of any character whatsoever created or suffered by the Operator shall in any way, or to any extent, affect, attach or apply to the interest or rights of Gateway hereunder or its rights or interest in any of the Baseball Facility or attach to its title to or rights in the Baseball Facility unless such lien is related to work, services or goods either: (i) requested by Gateway, or (ii) required to be performed or provided by Gateway pursuant to this Agreement.

                  28.21 NO THIRD PARTY BENEFICIARY. The provisions of this Agreement are for the exclusive benefit of the parties hereto and not for the benefit of any third person, nor shall this Agreement be deemed to have conferred any rights, express or implied, upon any third person unless otherwise expressly provided for herein.

                  28.22 CONFORMING AMENDMENTS. The parties acknowledge that this Agreement will be amended to conform to any approved Financing Arrangements entered into from and after the date of this Agreement with the Bank, which amendments shall be subject to the approval of the parties hereto, which approval shall not be unreasonably withheld.

                  28.23 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


                                  ARTICLE XXIX
                                  ------------

                          GATEWAY COMMON AREA EASEMENT
                            AND MAINTENANCE AGREEMENT

                  The Operator, Gateway and the Lessee have entered into the Gateway CAM Agreement. Gateway shall use its best efforts to cause Gateway's other lessees and all other operators or managers to enter into the Gateway CAM Agreement.


                                   ARTICLE XXX
                                   -----------

                                 LEGAL OPINIONS

                  30.1 OPERATOR'S LEGAL OPINION. Upon execution of this Agreement, the Operator shall deliver to Gateway the favorable opinion of the Operator's counsel in the form attached hereto as Exhibit A and made a part hereof.

                  30.2 GATEWAY'S LEGAL OPINION. Upon execution of this Agreement, Gateway shall deliver to the Operator the favorable opinion of Gateway's counsel in the form attached hereto as Exhibit B and made a part hereof.


                                  ARTICLE XXXI
                                  ------------

                                 LEAGUE APPROVAL

                  This Agreement shall be null and void, and of no further force or effect, if within sixty (60) days after execution by Gateway and the Operator, this Agreement has not been approved by the Commissioner of Baseball and the President of the American

League. After execution hereof by Gateway and the Operator, the Operator shall immediately request such approval.

                  IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day and year first above written.

                                    Gateway:

                                    GATEWAY ECONOMIC DEVELOPMENT
                                      CORPORATION OF GREATER CLEVELAND,
                                      an Ohio nonprofit corporation


                                    By: /s/ Pat Parker
                                        -----------------------------

                                    Its:  Chairman
                                        -----------------------------


                                    Operator:

                                    BALLPARK MANAGEMENT COMPANY, an Ohio
                                      corporation


                                    By: /s/ Gary L. Bryenton
                                       ------------------------------
                                       Gary L. Bryenton

                                    Its: Secretary

                            ACKNOWLEDGMENT BY LESSEE
                            ------------------------


                  Lessee joins in the execution of this Agreement for the purpose of acknowledging and approving the terms hereof and agreeing to the Operator's rights to retain and receive the compensation provided for herein. In consideration of the Lessee's execution hereof Gateway and the Operator hereby agree that this Agreement shall be, in all respects, subject to the terms and conditions of the Lease Agreement, the Ground Lease and the Gateway CAM Agreement; including, without limitation, Sections 8.5 and 7.5 of the Lease Agreement and the Ground Lease, respectively.


                                     Lessee:

                                     CLEVELAND INDIANS BASEBALL COMPANY
                                       LIMITED PARTNERSHIP, an Ohio
                                       limited partnership

                                     By:  Cleveland Baseball Corporation,
                                            an Ohio corporation,
                                            its sole general partner


                                     By: /s/ Martin J. Cleary
                                        ---------------------------------
                                        Martin J. Cleary

                                     Its:  Vice President

                  FIRST AMENDMENT TO MANAGEMENT AGREEMENT
                  ---------------------------------------


         THIS FIRST AMENDMENT TO MANAGEMENT AGREEMENT ("Agreement") is made as of this 4th day of December, 1992 by and between GATEWAY ECONOMIC DEVELOPMENT CORPORATION OF GREATER CLEVELAND, a non-profit corporation organized under the laws of the State of Ohio (hereinafter referred to as "Gateway") and BALLPARK MANAGEMENT COMPANY, an Ohio corporation (hereinafter referred to as "the Operator").

                                   RECITALS

         A. Gateway and Operator have previously executed a Management Agreement dated as of July 3, 1991 (hereinafter referred to as the "Management Agreement") pursuant to which Gateway has granted to the Operator certain rights and responsibilities with respect to the Baseball Facility, as defined therein.

         B. Gateway and the Operator desire to clarify and restate their respective rights and responsibilities with regard to the Baseball Facility.

         C. Gateway and the Operator have each agreed to certain amendments and modifications to the Management Agreement upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to the following modifications to the Management Agreement.

       SECTION 1. AMENDMENTS TO ARTICLE I - DEFINITIONS.

       (a) The definitions of the terms "Bank," "Net Debt Service on Stadium Revenue Bonds" and "Premium Seating Debt Service Contribution" as set forth in Section 1.1 of the Management Agreement are hereby deleted in their entirety and the following definitions are inserted in lieu thereof:

              "BANK" shall mean Bank One, Cleveland, NA, Agent, its successors and assigns, or any substitute letter of credit bank pursuant to the documents relating to and evidencing the Stadium Revenue Bonds.

              "NET DEBT SERVICE ON THE STADIUM REVENUE BONDS" shall mean the debt service (including principal and interest) and all other charges due and payable on the Stadium Revenue Bonds pursuant to the Stadium Indenture and/or the Stadium Reimbursement Agreement (including any redemptions of the Stadium Revenue Bonds in accordance with the Stadium Indenture and the Required

              Redemptions as defined in the Stadium Reimbursement Agreement, all Advance Obligations (as defined in the Stadium Reimbursement Agreement) and all amounts due the Bank pursuant to Sections 2.3(b) through 2.3(d), 2.10 and 2.11 of the Stadium Reimbursement Agreement and excluding any other Reimbursement Obligations) in any Premium Seating Year LESS the Required Reserve (as defined in the Stadium Indenture) and any earnings thereon which are credited to and utilized in accordance with the Principal Account and/or the Interest Account (as such terms are defined in the Stadium Indenture) pursuant to Section 4.1(c) of the Stadium Indenture during such Premium Seating Year.

              "PREMIUM SEATING DEBT SERVICE CONTRIBUTIONS" shall mean the lesser of:

              (a) the sum of (i) all of the proceeds for any Premium Seating Year from the sale of Private Suites (other than Prepaid Private Suites) and (ii) all of the proceeds of the sale of Club Seats (other than Prepaid Club Seats), in both cases applicable to such Premium Seating Year and exclusive of security deposits, if any;

              (b) the sum of (i) the Net Debt Service on the Stadium Revenue Bonds due and payable during such Premium Seating Year and
                     (ii) the Additional Required Redemptions (as defined in the Stadium Reimbursement Agreement) for such Premium Seating Year; or

              (c)    $2,950,000.

(b) The following new definitions are hereby inserted into Section 1.1 of the Management Agreement:

       "PREMIUM SEATING INTERCREDITOR AGREEMENT" shall mean that certain Premium Seating Revenue Intercreditor and Bailment Agreement dated as of December 4, 1992 by and among Gateway, the Bank, the Stadium Trustee, the Operator and Bank One Ohio Trust Company, NA.

       "PREMIUM SEATING YEAR" shall mean each period of twelve (12) consecutive calendar months during the Term, with the first Premium Seating Year commencing on the first day of the

       September next succeeding the Completion Date and with successive Premium Seating Years commencing on successive anniversaries of the first day of the first Premium Seating Year. A "Partial Premium Seating Year" means if the Completion Date is a date other than September 1, then the period from the Completion Date to the first day of the first Premium Seating Year. All terms and conditions herein shall apply to the same to a Partial Premium Seating year as to a Premium Seating Year, PROVIDED, HOWEVER, that all payments and other financial obligations shall be apportioned or prorated pursuant to Section 28.6 hereof.

       "REIMBURSEMENT OBLIGATIONS" means any and all obligations of Gateway to the Bank pursuant to any Bank Document (as defined in the Stadium Reimbursement Agreement), including, without limitation, the payment of all Payment Obligations (as defined in the Stadium Reimbursement Agreement), the funding and maintenance of the Bond Reserve Fund (as defined in the Stadium Indenture) and all reserve funds pursuant to the Reserves Agreement (as defined in the Stadium Reimbursement Agreement), the payment of all fees necessary to comply with Section 3.4 of the Stadium Reimbursement Agreement (interest rate limitation), and the indemnification of the Bank pursuant to the Environmental Agreement (as defined in the Stadium Reimbursement Agreement).

       "STADIUM INDENTURE" means that certain Trust Indenture, dated as of December 15, 1990, between the Corporation and the Stadium Trustee with respect to the Stadium Bonds, as the same shall be amended from time to time.

       "STADIUM REIMBURSEMENT AGREEMENT" shall mean the Stadium Reimbursement Agreement dated as of December 4, 1992 between Gateway and the Bank with respect to the Stadium Revenue Bonds.

       "STADIUM TRUSTEE" shall mean The Huntington National Bank, Cleveland, Ohio, as trustee of the Stadium Revenue Bonds pursuant to the Stadium Indenture, its successors and assigns, and any successor trustee appointed thereunder.

       SECTION 2. AMENDMENT TO ARTICLE III - MANAGEMENT AND OPERATION BY THE OPERATOR. Section 3.1 of the Management Agreement is hereby amended by inserting the following after the phrase "shall be paid to Lessee" in the final sentence of Section 3.1:

       "and certain limited Premium Seating Revenues which shall be paid to the Stadium Trustee and/or the Bank in accordance with Article VI hereof and the Premium Seating Intercreditor Agreement)"

       SECTION 3. AMENDMENT TO ARTICLE VI - PREMIUM SEATING REVENUE ACCOUNT.
Section 6.2 of the Management Agreement is hereby deleted in its entirety. The following new Section 6.2 and Section 6.3 shall be inserted into Article VI of the Management Agreement.

       6.2 Application of Funds.
           --------------------

       (a) On or after the Completion Date, the Premium Seating Depositary shall distribute to Gateway, Prepaid Premium Seating Revenue in an amount equal to the greater of (a) Twenty Million Dollars ($20,000,000); or (b) ten (10) times the weighted mean listed annual sale price for Club Seats, multiplied by the actual number of Prepaid Clubs sold on or before the Completion Date plus ten
              (10) times the weighted mean listed annual sale price for Private Suites (excluding, for purposes of computing this weighted mean, any Private Suite with a listed annual sale price of less than $30,000) multiplied by the actual number of Prepaid Private Suites sold on or before the Completion Date plus the proportionate share of investment income earned thereon. Thereafter, the Premium Seating Depositary shall deposit any remaining Prepaid Premium Seating Revenue and investment income into the Premium Seating Revenue Account. Any amounts distributed to Gateway under this Subsection 6.2(a) shall, upon the written direction of Gateway and the written approval of the Bank, be deposited by the Premium Seating Depositary either directly into the Completion Guaranty Accounts for the purposes described in
              Section 4.9 of the Lease Agreement or used by the Premium Seating Depositary to make any debt service payments on any Financing Arrangement of which the proceeds were used or will be used for the completion of Gateway's Work.

       (b) The Premium Seating Debt Service Contributions for each Premium Seating Year shall be distributed to the Stadium Trustee and/or the Bank for payments made with respect to the Stadium Revenue Bonds or certain of the Reimbursement Obligations pursuant to the Stadium Indenture and the Stadium Reimbursement Agreement, respectively, in accordance with the Premium Seating Intercreditor Agreement, not to exceed, in the aggregate, the absolute maximum amount of $2,950,000 in any one Premium Seating Year. Upon the written request of the Stadium Trustee and/or the Bank as set forth in the Premium Seating Intercreditor Agreement, the Premium Seating Depositary shall distribute such funds to the Stadium Trustee and/or the Bank for purposes in accordance with terms and conditions of the Premium Seating Intercreditor Agreement.

       (c)    Except for the permitted withdrawals as provided above in this
              Section 6.2, all funds remaining in the Premium Seating Revenue Account shall be paid by the Premium Seating Depositary to the Operator and Gateway agrees that all remaining funds shall be paid over to the Operator subject only, however, to the terms of the Premium Seating Intercreditor Agreement.

       (d) Except for the Premium Seating Revenue not to exceed the absolute maximum amount of $2,950,000 in any one Premium Seating Year payable in accordance with the terms of the Premium Seating Intercreditor Agreement, no other Ballpark Revenues shall be pledged or made available for any Financing Arrangement, including, but not limited to, the Stadium Revenue Bond Financing Arrangement, without the prior written consent of the Operator, which consent may be withheld in the Opemtor's sole and absolute discretion.

       6.3 PREMIUM SEATING LICENSES. The Operator shall enter into all Premium Seating Licenses on behalf of Gateway. The Operator acknowledges that the legal title to Premium Seating Licenses and the Premium Seating Revenues shall remain with Gateway at all times subject to the Premium Seating Intercreditor Agreement and if the Premium Seating Intercreditor Agreement is no longer in effect, then subject to Gateway's obligations to the Operator hereunder. Gateway shall have the power and authority to pledge and grant only the security interest in the Premium Seating Licenses and Premium Seating Revenues pursuant to the Premium Seating Intercreditor Agreement and Gateway shall not make any other assignment or pledge of Premium Seating Licenses or the Premium Seating Revenue of any kind whatsoever. The Operator shall not assign the Premium Seating Licenses to any Person other than a permitted assignee pursuant to Section 22.1 hereof. Upon a lawful termination of this Agreement, the Operator or any permitted assignee shall assign all the Premium Seating Licenses to Gateway and thereafter shall have no interest in the Premium Seating Licenses or the Premium Seating Revenues pursuant to this Agreement. Notwithstanding the foregoing, all Premium Seating Revenues shall be subject to the terms of the Premium Seating Intercreditor Agreement and the rights set forth in Section 6.2 hereof.

       SECTION 4. REMAINDER OF MANAGEMENT AGREEMENT. Except as otherwise provided herein, the terms, provisions and conditions of the Management Agreement shall remain Unchanged.

       SECTION 5. DEFINED TERMS. All capitalized terms not defined herein shall have the same meaning as set forth in the Management Agreement.

       IN WITNESS WHEREOF, the parties have caused this First Amendment to Management Agreement to be executed by their duly authorized representatives on the date first set forth above.

                                                        GATEWAY ECONOMIC
                                                     DEVELOPMENT CORPORATION
                                                        OF GREATER CLEVELAND


                                              By: /s/ Thomas Chema
                                                 ------------------------------

                                              Its: Executive Director
                                                   ----------------------------

                                                            "GATEWAY"


                                                       BALLPARK MANAGEMENT
                                                              COMPANY


                                              By: /s/ M. Cleary
                                                -------------------------------

                                              Its: Vice President
                                                 ------------------------------

                                                          "OPERATOR"

                                                                  EXECUTION COPY

                    SECOND AMENDMENT TO MANAGEMENT AGREEMENT
                    ----------------------------------------

         THIS SECOND AMENDMENT TO MANAGEMENT AGREEMENT ("Agreement") is made as of this 16th day of December, 1993 by and between GATEWAY ECONOMIC DEVELOPMENT CORPORATION OF GREATER CLEVELAND, a non-profit corporation organized under the laws of the State of Ohio (hereinafter referred to as "Gateway") and BALLPARK MANAGEMENT COMPANY, an Ohio corporation (hereinafter referred to as "the Operator").

                                    RECITALS

         A. Gateway and Operator have previously executed a Management Agreement dated as of July 3, 1991, as amended by a First Amendment to Management Agreement, dated as of December 4, 1992 (hereinafter referred to as the "Management Agreement"), pursuant to which Gateway has granted to the Operator certain rights and responsibilities with respect to the Baseball Facility, as defined therein.

         B. Gateway and the Operator desire to clarify and restate their respective rights and responsibilities with regard to the Baseball Facility.

         C. Gateway and the Operator have each agreed to certain amendments and modifications to the Management Agreement upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to the following modifications to the Management Agreement, which shall amend and restate in its entirety the First Amendment to Management Agreement.

         Section 1.  Amendments to Article I - Definitions.

         (a) The definitions of the terms "Net Debt Service on Stadium Revenue Bonds" and "Premium Seating Debt Service Contributions" as set forth in Section 1.1 of the Management Agreement are hereby deleted in their entirety and the following definitions are inserted in lieu thereof:

                  "NET DEBT SERVICE ON THE STADIUM REVENUE BONDS" shall mean, in any Premium Seating Year, the sum of (1) (a) the principal of and interest on the Stadium Revenue Bonds (including any mandatory sinking fund installment) due and payable within that Premium Seating Year, (b) the fees and expenses of the Trustee, Bond Registrar, and any Paying Agent and Authentication Agent due and payable by Gateway under the Stadium Indenture as Additional Payments, (c) the amount needed to restore the balance in the Bond Reserve Fund to the Required Reserve, to the extent the deficiency therein resulted from payment of principal of or interest on the Stadium Revenue Bonds, and (d) the amount needed to reimburse the County for a drawing under the County Guaranty, to the extent the proceeds of such drawing were used to pay principal of or interest on the Stadium Revenue Bonds or to restore amounts drawn from the Bond Reserve Fund for that purpose less
                  (2) earnings credited to the Bond Fund and the Bond Reserve Fund.

                  "PREMIUM SEATING DEBT SERVICE CONTRIBUTIONS" shall mean, in any Premium Seating Year, the lesser of:

                  (a) Premium Seating Revenues for such Premium Seating Year (exclusive of security deposits, if any;

                  (b) the Net Debt Service on the Stadium Revenue Bonds due and payable during such Premium Seating Year; or

                  (c)      $2,950,000.

         (b)      The definition of "Bank" is hereby deleted in its entirety.

         (c)      The following new definitions are hereby inserted into Section
                  1.1 of the Management Agreement:

                  "PREMIUM SEATING YEAR" shall mean each period of twelve (12) consecutive calendar months during the Term, with the first Premium Seating Year commencing on the first day of the October next succeeding the Completion Date (as defined in the Lease) and with successive Premium Seating Years commencing on successive anniversaries of the first day of the first Premium Seating Year. A "Partial Premium Seating Year" means if the Completion Date is a date other than October 1, then the period from the Completion Date to the first day of the first Premium Seating Year. All terms and conditions herein shall apply to the same to a Partial Premium Seating year as to a

                  Premium Seating Year, PROVIDED, HOWEVER, that the Premium Seating Debt Service Contributions for the Partial Premium Seating Year shall not exceed the Net Debt Service on Stadium Revenue Bonds less interest on the Stadium Revenue Bonds which accrued thereon prior to the commencement of the Partial Premium Seating Year.

                  "STADIUM INDENTURE," means the Amended and Restated Trust Indenture, dated as of December 16, 1993 between the Corporation and the Stadium Trustee with respect to the Stadium Bonds, as the same shall be amended from time to time.

                  "STADIUM TRUSTEE," means The Huntington National Bank, Cleveland, Ohio, as trustee of the Stadium Revenue Bonds pursuant to the Stadium Indenture, its successors and assigns, and any successor trustee appointed thereunder.

                  Section 2. Amendment to Article III - Management and Operation by the Operator. Section 3.1 of the Management Agreement is hereby amended by deleting the following words after the phrase "shall be paid to Lessee" in the final sentence of Section 3.1:

                  "and certain limited Premium Seating Revenues which shall be paid to the Stadium Trustee and/or the Bank in accordance with
                  Article VI hereof)"

and substituting the following words in lieu thereof:

                  "and certain limited Premium Seating Revenues which shall be paid to the Stadium Trustee in accordance with Article VI hereof"

         Section 3. Amendment to Article VI - Premium Seating Revenue Account. Sections 6.2 and 6.3 of the Management Agreement are hereby deleted in their entirety. The following new Section 6.2 and Section 6.3 shall be inserted into
Article VI of the Management Agreement:

         6.2      APPLICATION OF FUNDS.

         (a) On or after the Completion Date, the Premium Seating Depositary shall distribute to the Gateway, Prepaid Premium Seating Revenue in an amount equal to the greater of (a) Twenty Million Dollars ($20,000,000); or (b) ten (10) times the weighted mean listed annual sale

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



                  price for Club Seats, multiplied by the actual number of Prepaid Club Seats sold on or before the Completion Date plus ten (10) times the weighted mean listed annual sale price for Private Suites (excluding, for purposes of computing this weighted mean, any Private Suite with a listed annual sale price of less than $30,000) multiplied by the actual number of Prepaid Private Suites sold on or before the Completion Date plus the proportionate share of investment income earned thereon. Thereafter, the Premium Seating Depositary shall transfer any remaining Prepaid Premium Seating Revenue and investment income to the Trustee for deposit in the Revenue Fund under the Stadium Indenture. Any amounts distributed to Gateway under this Subsection 6.2(a) shall, upon the written direction of Gateway, be deposited by the Premium Seating Depositary either directly into the Completion Guaranty Accounts for the purposes described in Section 4.9 of the Lease Agreement or to make any debt service payments on any Financing Arrangement of which the proceeds were used or will be used for the completion of Gateway's Work.

         (b) On the Completion Date, the Operator shall cause the Premium Seating Depositary to transfer to the Stadium Trustee for deposit in the Revenue Fund an amount equal to the Premium Seating Revenue. From and after the Completion Date, the Operator shall direct the Premium Seating Licensees to make all payments under the Premium Seating Licenses (other than with respect to the Prepaid Premium Seating Licenses) directly to the Stadium Trustee for deposit in the Revenue Fund, and shall promptly transfer to the Stadium Trustee for deposit in the Revenue Fund any Premium Seating Revenues received by the Operator from Premium Seating Licensees. Any and all Premium Seating Revenue delivered to or received by the Stadium Trustee shall be received and held by it as bailee, and the Stadium Trustee is hereby appointed bailee by the Operator, for the purpose of perfecting its lien on and security interest in the Premium Seating Revenues, subject only to the prior lien thereon of the Stadium Trustee to the extent of Premium Seating Debt Service Contributions. Amounts in the Revenue Fund are to be applied as provided in the Stadium

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



                  Indenture, provided, however, that the Premium Seating Revenues to be applied to the payment of Gateway's obligations under the Stadium Indenture in any Premium Seating Year shall not exceed, in the aggregate, an amount equal to the Premium Seating Debt Service Contributions for that Premium Seating Year. Gateway has directed the Stadium Trustee, in the Stadium Indenture, to pay to the Operator, as a management fee hereunder, the Premium Seating Revenues for each Premium Seating Year net of the Premium Seating Debt Service Contributions for each such Premium Seating Year.

         (c) Except for the Premium Seating Debt Service Contributions payable by the Operator hereunder in any one Premium Seating Year, no other Ballpark Revenues shall be pledged or made available for any Financing Arrangement, including, but not limited to, the Stadium Revenue Bond Financing Arrangement, without the prior written consent of the Operator, which consent may be withheld in the Operator's sole and absolute discretion.

         (d) Gateway hereby grants to the Operator a lien on and security interest in the Premium Seating Revenues, subject only to the prior lien on and security interest therein granted by Gateway to the Stadium Trustee under the Stadium Indenture, to the extent of Premium Seating Debt Service Contributions.

         6.3 PREMIUM SEATING LICENSES. The Operator shall enter into all Premium Seating Licenses on behalf of Gateway. The Operator acknowledges that the legal title to Premium Seating Licenses and the Premium Seating Revenues shall remain with Gateway at all times subject to the pledge of the Premium Seating Revenues and the right to collect and enforce the collection of the Premium Seating Revenues under the Premium Seating Licenses to the Stadium Trustee and the Operator pursuant to the Stadium Indenture and hereunder, and if the Stadium Indenture is no longer in effect, then subject to Gateway's obligations to the Operator hereunder. Gateway shall have the power and authority to pledge and grant only the security interest in the Premium Seating Licenses and Premium Seating Revenues pursuant to the Stadium Indenture and to the Operator as provided herein. Gateway shall not make any other assignment or pledge of Premium Seating Licenses or the Premium Seating Revenue of any kind whatsoever. The Operator shall not assign the Premium Seating Licenses to

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



         any Person other than a permitted assignee pursuant to Section 22.1 hereof. Upon a lawful termination of this Agreement, the Operator or any permitted assignee shall assign all the Premium Seating Licenses to Gateway and thereafter shall have no interest in the Premium Seating Licenses or the Premium Seating Revenues pursuant to this Agreement. The Operator and Gateway shall not make or permit to occur any amendment or modification to this Agreement or the form of Premium Seating License attached as Exhibit C to the Stadium Indenture which materially and adversely affects the Trustee or the Trustee's rights to the Premium Seating Revenues, or in any way increases the amount or alters the conditions of the County's obligations under the County Guaranty (as defined in the Stadium Indenture), without the prior written consent of the Trustee and the County, including, but not limited to, the timing and terms of payment of Premium Seating Revenues under the Premium Seating Licenses and hereunder, provided, however, that no consent of the Trustee or the County to a change in the amount payable by holders of the Premium Seating Licenses shall be required so long as the amount charged thereunder in each Premium Seating Year, in the aggregate, is not less than 125% of the principal of and interest on the Stadium Bonds due and payable in each such Premium Seating Year. Gateway, the County and the Trustee agree that the consent of the Trustee and the County shall not be required with respect to any amendment or modification to this Agreement or the form of Premium Seating License which (a) increases the amount of fees payable thereunder or (b) permits a prepayment of fees due thereunder by deposit with the Stadium Trustee.

         Section 4.  Amendments to Article XXIV.

         The next to last sentence in Article XXIV of the Management Agreement is hereby amended to read as follows: "Except as specifically provided in
Section 13.5(d) of the Lease Agreement and Section 12.5(d) of the Ground Lease, termination of this Agreement, pursuant to this Article XXIV, shall not in any way disturb or affect the Lessee's obligations or rights under the Lease Agreement or the Ground Lease, provided Gateway performs its obligations to operate the Baseball Facility in accordance herewith, unless such performance is waived or permitted to be modified by the Lessee."

         Section 5.  Amendments to Section 18.5.

         The following new Section 18.5(d) is added to the Management Agreement:
"If the Lease Agreement or the Ground Lease or both are rejected or terminated by Lessee or any debtor in possession, trustee or receiver acting in the place of, or on behalf of, Lessee, in any proceeding under title 11 of the United States Code or other similar law, so that Gateway no longer has the benefit of


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



the Lease Agreement or the Ground Lease, and within sixty (60) days of such rejection or termination, the Lease Agreement or the Ground Lease is not reinstated for the balance of the then remaining terms on the same terms and conditions, then this Management Agreement shall terminate."

         Section 6. Remainder of Management Agreement. Except as otherwise provided herein, the terms, provisions and conditions of the Management Agreement shall remain unchanged.

         Section 7. Defined Terms. All capitalized terms not defined herein shall have the same meaning as set forth in the Management
Agreement or the Stadium Indenture.



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


         IN WITNESS WHEREOF, the parties have caused this Second Amendment to Management Agreement to be executed by their duly authorized representatives on the date first set forth above.

                                           GATEWAY ECONOMIC
                                        DEVELOPMENT CORPORATION
                                          OF GREATER CLEVELAND


                                   By: /s/ illegible
                                       ------------------------------

                                   Its: Chief Financial Officer
                                       ------------------------------
                                              "GATEWAY"


                                         BALLPARK MANAGEMENT
                                               COMPANY


                                   By:  /s/ Martin J. Cleary
                                       ------------------------------

                                   Its: Martin J. Cleary, Vice President
                                       ------------------------------
                                              "OPERATOR"


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